                       SCHEDULE 14A INFORMATION STATEMENT
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

     [ ]  Preliminary Proxy Statement

     [ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     [X]  Definitive Proxy Statement

     [ ]  Definitive Additional Materials

     [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
          Section 240.14a-12

                              UNITED BANCORP, INC.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required

     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:

          (2)  Form, Schedule or Registration Statement No.:

          (3)  Filing Party:

          (4)  Date Filed:

                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                                       AND
                                 PROXY STATEMENT

                                      2008

                           (UNITED BANCORP, INC. LOGO)
                        P. O. BOX 248, TECUMSEH, MI 49286

                           (UNITED BANCORP, INC. LOGO)

                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS
                                 APRIL 15, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of United Bancorp, Inc. will be held at the Tecumseh Center for the Arts (formerly Tecumseh Civic Auditorium), 400 North Maumee Street, Tecumseh, Michigan, on Tuesday, April 15, 2008 at 4:30 p.m., local time, for the following purposes:

     1. To elect three directors constituting Class II of the Board of Directors, to serve for three years until the 2011 Annual Meeting of Shareholders and upon the election and qualification of their successors.

     2. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on February 22, 2008 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

The Federal Deposit Insurance Corporation (FDIC) requires state-chartered banks that are not members of the Federal Reserve System to prepare an annual disclosure statement that must be available to the public by March 31, 2008. A copy of the disclosure statement for either of the subsidiary banks of United Bancorp, Inc. may be obtained by contacting Randal J. Rabe at the address listed below.

You are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to be present, please promptly sign and date the enclosed Proxy and mail it in the return envelope, which is enclosed for that purpose. It will assist us in preparing for the Annual Meeting, and it is important that your shares be represented at the Annual Meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ Randal J. Rabe
                                        ----------------------------------------
March 17, 2008                          Randal J. Rabe
                                        Executive Vice President and
                                        Chief Financial Officer

  Post Office Box 248 - 205 East Chicago Boulevard - Tecumseh, Michigan 49286 -
                      Phone 517.423.8373 - Fax 517.423.5041

                           (UNITED BANCORP, INC. LOGO)

                              2008 PROXY STATEMENT

                                TABLE OF CONTENTS

Introduction                                                                   1
Proposal 1 - Election of Directors                                             2
Directors and Executive Officers                                               3
   Information Concerning Nominees and Incumbent Directors                     3
   Information Concerning Executive Officers                                   4
Communicating with the Board of Directors                                      4
Committees and Meetings of the Board of Directors                              4
   Audit & Compliance Review Committee Report, Charter, and Independence       4
Compensation of Directors and Executive Officers                               7
   Compensation Discussion and Analysis                                        7
   Compensation Committee Report                                              12
   Compensation of Executive Officers                                         12
   Compensation of Directors                                                  18
Compensation Committee Interlocks and Insider Participation                   20
Security Ownership of Certain Beneficial Owners                               20
Security Ownership of Management                                              20
Directors, Executive Officers, Principal Shareholders and their Related
   Interests - Transactions with the Banks                                    21
Beneficial Ownership Reporting Compliance                                     22
Relationship With Independent Public Accountants                              22
Other Matters                                                                 23
Management's Discussion and Analysis of Financial Condition and Results
   of Operations and Consolidated Financial Statements                       A-1
Audit & Compliance Review Committee Charter                                  B-1
Compensation & Governance Committee Charter                                  C-1

                           (UNITED BANCORP, INC. LOGO)

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 15, 2008

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of United Bancorp, Inc. (the "Company" or "UBI") of the accompanying Proxy to be used at the 2008 Annual Meeting of Shareholders of the Company and any adjournment or adjournments thereof. The Annual Meeting will be held on April 15, 2008 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

This Proxy Statement, the Proxy, and Notice of Annual Meeting will be mailed to shareholders on or before March 17, 2008. If you have elected to receive your Proxy Statement and Annual Report electronically, we will mail your Proxy Card by that same date, along with the address of the website where you may download and view your other materials. The mailing address of the principal executive offices of the Company is P. O. Box 248, Tecumseh, Michigan, 49286.

Only shareholders of record at the close of business on February 22, 2008 will be entitled to notice of and to vote at the Annual Meeting. On February 22, 2008, there were 5,090,243 shares of the Common Stock of the Company outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. The Common Stock constitutes the only voting security of the Company entitled to vote upon the proposals to be presented at the Annual Meeting.

Shares represented by properly executed Proxies received by the Company will be voted at the Annual Meeting in the manner specified therein. IF NO INSTRUCTIONS ARE SPECIFIED IN THE PROXY, THE SHARES REPRESENTED THEREBY WILL BE VOTED IN FAVOR OF THE PROPOSALS PRESENTED AT THE ANNUAL MEETING BY THE BOARD OF DIRECTORS. Any Proxy may be revoked by the person giving it at any time prior to being voted, either by giving another Proxy bearing a later date or by notifying the Secretary of the Company, Randal J. Rabe, at the Company's principal executive offices, in writing of such revocation or by attending the Annual Meeting and voting in person.

The cost of soliciting Proxies will be borne by the Company. The solicitation of Proxies will be made primarily by mail. Officers and regular employees of the Company and its subsidiaries may also solicit proxies, personally and by telephone or other means, for which they will receive no additional compensation and at a minimal cost to the Company. Arrangements may also be made directly by the Company with banks, brokerage houses, custodians, nominees, and fiduciaries to forward soliciting matter to the beneficial owners of stock held of record by them and to obtain authorization for the execution of Proxies. The Company may reimburse such institutional holders for reasonable expenses incurred by them in connection therewith.

Any proposal (other than nomination of a director) by a shareholder of the Company, to be considered for inclusion in the Proxy Statement for the 2009 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must be received by Randal J. Rabe, Executive Vice President and Chief Financial Officer, at the principal executive offices of the Company by November 17, 2008. Any shareholder who intends to make a nomination of a director at the 2009 Annual Meeting must deliver a notice, by January 21, 2009 and in accordance with the other requirements set forth in our bylaws, to Randal J. Rabe, Executive Vice President and Chief Financial Officer, at the principal executive offices of the Company.

                         PLANNING TO ATTEND THE MEETING?

If your Company stock is held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares "held in street name," and this Proxy Statement is being forwarded to you by your broker or nominee. Your name does not appear on the register of shareholders and, in order to be admitted to the meeting, you must bring a letter or account statement showing that you are the beneficial owner of the shares. You will not be able to vote at the meeting, and should instruct your broker or nominee how to vote on your behalf, unless you have a legal proxy from the shareholder of record appointing you as its proxy. If you have any questions about the meeting or require special assistance, please call Diane Skeels at (517) 423-1760.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

In accordance with the Company's Articles of Incorporation and By-Laws, the Board of Directors is divided into three classes. Each year, on a rotating basis, the term of office of the Directors in one of the three classes will expire. Successors to the class of Directors whose terms have expired will be elected for a three-year term. The Directors whose terms expire at the 2008 Annual Meeting of Shareholders ("Class II Directors") are Stephanie H. Boyse, John H. Foss and David S. Hickman.

The Board of Directors has by resolution nominated three individuals for election as Class II Directors at the 2008 Annual Meeting of Shareholders, all of whom currently serve as Class II Directors. Those persons who are elected as Class II Directors at the 2008 Annual Meeting of Shareholders will hold office for three years, until their terms expire at the 2011 Annual Meeting of Shareholders and upon the election and qualification of their successors. If any of the nominees is unable to serve, the number of Directors to be elected at the Annual Meeting of Shareholders may be reduced by the number unable to serve or the proxies may vote the shares to elect any substitute nominee recommended by the Board of Directors.

Director Boyse was appointed to the Board of Directors in January, 2008 as a Class II Director, to hold office until her term expires at the 2008 Annual Meeting of Shareholders and upon the election and qualification of her successor. Mrs. Boyse was recommended as a Director by the Company's Compensation & Governance Committee, which serves as the Company's nominating committee. The Committee knows of Mrs. Boyse since she has served as a Director of United Bank & Trust since 2002.

Provided that a quorum is present (i.e., a majority of the shares of the Common Stock of the Company outstanding as of the record date and entitled to vote are represented, in person or by proxy, at the Annual Meeting), Directors will be elected from among those persons duly nominated for such positions by a plurality of the votes actually cast at the Annual Meeting. Thus, for this year, assuming the presence of a quorum, those nominees for election as Directors receiving the three highest number of votes will be elected, regardless of the number of votes which for any reason, including abstentions, broker non-votes or withholding of authority to vote, are not cast for the election of such nominees.

It is intended that the shares represented by Proxies in the accompanying form will be voted FOR the election of the three Board nominees unless a contrary direction is indicated. If any of the nominees should be unable to serve, which the Board does not contemplate, the Proxies may be voted for the election of such other person or persons as the Board of Directors may recommend.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF
                         ALL THREE NOMINEES AS DIRECTORS

                        DIRECTORS AND EXECUTIVE OFFICERS

INFORMATION CONCERNING NOMINEES AND INCUMBENT DIRECTORS

The following table discloses the name and age of each incumbent Director and Director Nominee, his or her five year business experience, and the year each became a Director of the Company.

                                                                        DIRECTOR
             NAME, AGE, AND FIVE YEAR BUSINESS EXPERIENCE                 SINCE
             --------------------------------------------               --------
DIRECTOR NOMINEES - TERMS TO EXPIRE IN 2011 (CLASS II)

Stephanie H. Boyse, age 39; President (since 2001) and Chief              2008
Executive Officer (since 2006), Brazeway, Inc., manufacturer of extruded aluminum tubing and related products, Adrian, MI; Director of United Bank & Trust ("UBT") since 2002

John H. Foss, age 65; Director, La-Z-Boy Incorporated; Retired            1992
Director, Vice President, Treasurer and Chief Financial Officer,
Tecumseh Products Company, manufacturer of compressors and
refrigeration components, engines, and power train components,
Tecumseh, MI; Director of UBT

David S. Hickman, age 67; Chairman of the Company; Chief Executive        1985
Officer of the Company (1991 -2005); Tecumseh, MI; Chairman of the
Board and Director of UBT; Director of UBTW (2001-2005)

INCUMBENT DIRECTORS - TERMS EXPIRING IN 2009 (CLASS III)

Joseph D. Butcko, age 66; Co-owner, Saline Properties, Inc., Saline,      1997
MI; Co-owner of Saline Leasing, LLC, Saline, MI; Director of United
Bank & Trust - Washtenaw ("UBTW") since 2003; Director of UBT (to
2003)

Robert K. Chapman, age 64; President (since 2003) and Chief Executive     2001
Officer (since 2006) of the Company; President (2001-2005) and Chief
Executive Officer (to December, 2007) of UBTW; Director of UBTW and
UBI; Vice Chairman (2001-2003) of the Company

Robert G. Macomber, age 53; Chief Executive Officer, Atwell-Hicks,        2007
engineering and land development consultants, Ann Arbor, MI; Director of UBTW

Kathryn M. Mohr, age 45; Member, Robison, Curphey & O'Connell,            2003
Attorneys; Adrian and Monroe, MI and Toledo, OH; Director of UBT

INCUMBENT DIRECTORS - TERMS EXPIRING IN 2010 (CLASS I)

James D. Buhr, age 60; Owner, J.D. Buhr & Company, LLC, corporate         2004
finance advisors, Ann Arbor, MI; Director of UBTW

James C. Lawson, age 60; General Manager, Avery Oil & Propane,            1986
Tecumseh, MI; Director of UBT

Donald J. Martin, age 68; President and Director, Martin's Home           1985
Center, hardware and furniture store, Tecumseh, MI; Director of UBT

David E. Maxwell, age 68; Retired Executive Vice President and Chief      1986
Operating Officer, Brazeway, Inc., manufacturer of extruded aluminum tubing and related products, Adrian, MI; Director of Rima
Manufacturing, Hudson, MI; Director of UBT

None of the Director nominees or incumbents, with the exception of John H. Foss, serves as a director of any other Company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such act, or any Company registered as an investment company under the Investment Company Act of 1940, as amended. Mr. Foss is a director of La-Z-Boy Incorporated. With the exception of Directors Hickman and Chapman, all Directors meet the Nasdaq standards for Director independence pursuant to Rule 4200(a)(15).

The Board of Directors reviewed transactions in 2007 with companies owned by Directors, for the purpose of determining whether those transactions impacted the independence of the Directors. The Company conducted transactions in the normal course of business with companies affiliated with Mr. Martin, Mr. Lawson and Ms. Mohr during 2007, none of which exceeded $30,000. The Board determined that these transactions did not impact the independence of these Directors.

INFORMATION CONCERNING EXECUTIVE OFFICERS

Following is a current listing of executive officers of the Company, setting forth the name, age, five year business experience, and year each became an executive officer of the Company. Officer appointments for the Company are made or reaffirmed annually at the Organizational Meeting of the Board of Directors. The Board may also designate executive officers at regular or special meetings of the Board.

                                                                       EXECUTIVE
                                                                        OFFICER
            NAME, AGE, AND FIVE YEAR BUSINESS EXPERIENCE                 SINCE
            --------------------------------------------               ---------
Robert K. Chapman, age 64; President (since 2003) and Chief               2001
Executive Officer (since 2006) of the Company; President (2001-2005)
and Chief Executive Officer (to December, 2007) of UBTW; Director of
UBTW and UBI; Vice Chairman (2001-2003) of the Company

Randal J. Rabe, age 49; Executive Vice President (since 2003) and         2003
Chief Financial Officer (since December, 2007) of the Company;
President (2003-2007) & Chief Executive Officer (2005-2007) and
Director (2003-2007) of UBT; Group Controller for LifeStyle
Furnishings International, Ltd, High Point, N.C. (1998-2003)

Todd C. Clark, age 38; Executive Vice President of the Company            2005
(since 2006); President (since 2006) and Chief Executive Officer
(since December, 2007) of UBTW; Director (since 2006) of UBTW;
Executive Vice President (2001-2005) of UBTW

Gary D. Haapala, age 44; Executive Vice President of the Company          2006
(since 2006); Executive Vice President - Wealth Management Group of
UBT (since 2006). Regional Manager, Vice President, Private Client
Group, Fifth Third Bank, East Lansing, MI (2003-2006); Group
Manager, First Vice President, Institutional Trust, Comerica Bank,
Detroit, MI (1996-2003)

Joseph R. Williams, age 43; Executive Vice President of the Company       2007
(since December, 2007); President and Chief Executive Officer of UBT
(since December, 2007); Executive Vice President - Community Banking
of UBT (2003-2007)

COMMUNICATING WITH THE BOARD OF DIRECTORS

Shareholders may communicate with the Board of Directors, its Committees or any member of the Board of Directors by sending a letter to David S. Hickman, Chairman of the Board, United Bancorp, Inc., P.O. Box 248, Tecumseh, Michigan 49286. All shareholder communications will be forwarded to the Board, the Committee or the Director as indicated in the letter. The Board of Directors reserves the right to revise this policy in the event that this process is abused, becomes unworkable or otherwise does not efficiently serve the purpose of the policy.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

During the year ended December 31, 2007, the Board of Directors of the Company met a total of six times. Each of the Directors attended at least 75% of the aggregate of the total number of meetings of the Board and of the Board Committees of which he/she is a member. The Directors are not required to attend our annual shareholder meeting, but all Directors attended the 2007 Annual Meeting of Shareholders. The Company has an Audit and Compliance Review Committee and a Compensation & Governance Committee. The Compensation & Governance Committee also serves as nominating committee.

Audit & Compliance Review Committee Report, Charter, and Independence

The Audit and Compliance Review Committee ("Audit Committee") consists of John
H. Foss, David E. Maxwell and Kathryn M. Mohr. Former Director James G. Haeussler served as

Chairman of the Audit Committee until his resignation from the Board of the Company in January, 2008. The Audit Committee met eight times during the year ended December 31, 2007. Each of the current members meets the requirements for independence set forth under the Sarbanes-Oxley Act and in Rule 4200(a)(15) of the listing standards of Nasdaq. While the Company is not subject to these standards, it has chosen to comply with them voluntarily. In addition, the Board of Directors determined that Mr. Foss has met the qualifications to be considered an "audit committee financial expert" as set forth under rules adopted by the Securities and Exchange Commission.

The Company has selected BKD LLP ("BKD") as its independent registered public accounting firm for 2008. BKD has served in that capacity since 2002. The services provided by BKD are limited by the Audit Committee to audit services and certain audit related and tax services.

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Attachment B. The Board of Directors reviews and approves changes to the Audit Committee charter annually.

The Audit Committee is responsible for assisting the Board in overseeing the Company's financial reporting process and its system of internal controls. Management is responsible for the Company's financial statements and the financial reporting process, and for establishing and maintaining the Company's system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company's financial statements with U.S. generally accepted accounting principles.

The Audit Committee reports that with respect to the audit of the Company's consolidated financial statements for the year ended December 31, 2007, included in the Company's Annual Report to Shareholders:

     - The Audit Committee has reviewed and discussed the Company's 2007 audited consolidated financial statements with the Company's management.

     - The Audit Committee has discussed with its independent registered public accounting firm, BKD, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

     - The Audit Committee has received the written disclosures and the letter from its independent registered public accounting firm required by Independence Standards Board Standard No. 1, (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent registered public accounting firm their independence.

Based on the review and the discussions referenced in the three paragraphs above, the Audit Committee recommended to the Board of Directors that the Company's 2007 audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

                                           Audit and Compliance Review Committee
                                                      David E. Maxwell, Chairman
                                                                    John H. Foss
                                                                 Kathryn M. Mohr

Compensation & Governance Committee

The Board of Directors of the Company has established a Compensation & Governance Committee ("Compensation Committee"), which addresses matters relating to employment, compensation, and management performance while maintaining appropriate interaction with its subsidiary bank boards. The Compensation Committee serves as the nominating committee for the Board of Directors of the Company. The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is included in this proxy statement as Attachment C. The Compensation Committee also produces a report on executive officer compensation set forth below, under "Compensation Discussion and Analysis" as required by the Securities and Exchange Commission to be included in our proxy statement or annual report on Form 10-K.

The Compensation Committee recommends the compensation for executive officers and directors of the Company and the Banks. The chief executive officer of the Company provides input into the recommended compensation of the other executive officers to the Compensation Committee. The Committee also recommends targets for bonuses and profit sharing. The Boards of Directors of the Company and the Banks have final authority over compensation of executives and the targets for bonuses and profit sharing. The Compensation Committee has sole authority to grant stock options to plan participants. The Board of the Company approves compensation levels for directors of the Company and for Directors of the Banks.

The Compensation Committee met eight times during 2007, and is composed of the following Directors of the Company: James D. Buhr, John H. Foss, James C. Lawson, Robert G. Macomber and David E. Maxwell. All members of the Company's Compensation Committee meet the Nasdaq standards for independence of Rule 4200(a)(15). While the Company is not subject to these standards, it has chosen to comply with them voluntarily.

The Compensation Committee will consider shareholder nominations for candidates for membership on the Board when properly submitted in accordance with the Company's bylaws. The bylaws provide that no less than ninety days prior to the date of the Election Meeting in the case of an annual meeting, and not more than seven days following the date of notice of the meeting in the case of a special meeting, any shareholder who intends to make a nomination at the Election Meeting shall deliver a notice to the secretary of the Company setting forth (i) the name, age, business address and residence of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of each class and series of capital stock of the Company which are beneficially owned by each such nominee and (iv) such other information concerning each such nominee as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee.

The Compensation Committee considers various potential candidates for director that may come to its attention through current board members, shareholders or other persons. The Compensation Committee will review and evaluate shareholder nominations in the same manner as it evaluates all other nominees. When considering and evaluating candidates for nomination to the Board, the Committee considers a number of factors. The Compensation Committee believes that a viable Board candidate should:

     -    Be a shareholder of United Bancorp, Inc.

     - Be willing and able to devote full interest and attendance to the Board and its committees

     - Bring their financial business to the Company, including personal and business accounts

     -    Lend credibility to the Company and enhance its image

     -    Help develop business and promote the Company and its subsidiaries

     -    Provide advice and counsel to the CEO

     -    Maintain integrity and confidentiality at all times.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

This discussion describes our compensation program primarily for the six named executive officers, namely, our Chief Executive Officer, Chief Financial Officer, former Chief Financial Officer and the three other most highly compensated executive officers who earned more than $100,000 in 2007.

Compensation Philosophy and Objectives

Our executive compensation program is overseen by our Compensation Committee which annually reviews and approves our compensation program, evaluates the performance of our chief executive officer and, with input from the chief executive officer, reviews the performance of the executives on our Management Committee in achieving our corporate objectives, and recommends their compensation to our Board of Directors for its approval. Although input from the chief executive officer is considered by the Compensation Committee and the Board, it is not given any disproportionate weight. The Compensation Committee and the Board have the final authority on compensation matters.

The Compensation Committee believes that our compensation programs should be designed to tie annual and long-term cash and stock incentives to achievement of measurable corporate, bank subsidiary and individual performance objectives, thereby aligning executives' incentives with shareholder value creation, and to attract and retain high quality executive talent. Accordingly, a substantial portion of our executives' overall compensation is tied to our financial performance (including our return on equity and net income). Our compensation philosophy is intended to compensate our executives with base salary targeted at the midrange of market competitive levels, while rewarding for outstanding bank performance with our performance based plans. If performance goals are achieved, they will result in above-average total compensation based on a market comparison.

Compensation Process

In its process for deciding how to compensate our named executive officers, the Compensation Committee considers competitive market data. During the past two years, we have engaged the services of Rahmberg, Stover and Associates, LLC ("Rahmberg Stover") as consultants to help the Compensation Committee evaluate our executive compensation and to help select appropriate market data for comparison. Some of the resources used for comparison were the ABA Executive Compensation Standard Report, America's Community Bankers Compensation Survey, BAI Bank Cash Compensation Survey, Crowe Chizek Financial Institutions Compensation Survey, Mercer Benchmark Database Human Resource Management, Michigan Bankers Association Compensation Survey and Watson Wyatt Benchmark Compensation Report for Financial Institutions.

Rahmberg Stover has assisted the Compensation Committee in evaluating the mix of cash and equity compensation for our executives. Based on Rahmberg Stover's recommendations and comparison to the market data they have provided, we believe that our mix of cash and equity compensation assuming the achievement of our performance goals is appropriate and is consistent with that of similar financial institutions.

The Compensation Committee also uses tally sheets prepared by our payroll department with respect to each of our named executive officers. Tally sheets include the dollar value of each component of the named executive officers' compensation, including current cash compensation, accumulated deferred compensation balances, outstanding equity awards, retirement benefits, perquisites and any other compensation. The primary purpose of the tally sheets is to bring together in one place, all of the elements of compensation of our named executive officers so that the Compensation Committee may analyze both the individual elements of compensation (including the compensation mix) as well as the aggregate total amount of compensation. The Compensation Committee generally compares the information on the tally sheets, on an individual and aggregate basis, to the extent comparisons are available, to market data. In addition, such tallies are also used to determine internal equity conformance.

Based on our review of these broad databases and other publicly available information, we believe that our executive compensation is in line with our compensation philosophy as stated above.

In 2007, we asked Rahmberg Stover to help us evaluate non-cash compensation for executive officers. As a result of the work done by Rahmberg Stover, the Compensation Committee is considering future changes including the issuance of restricted stock in addition to stock options, and to providing for increased executive life insurance by changing from whole life to term life insurance. It is intended that any such changes will not materially increase the total cost of equity grants to the named executive officers or the total premiums paid for the benefit of the named executive officers. Any restricted stock issued will be subject to approval of a new equity plan by our shareholders. The changes are intended to increase our ability to attract and retain executives. The Compensation Committee is evaluating the recommendations of Rahmberg Stover. No changes recommended by Rahmberg Stover were made relating to 2007 compensation.

Targets and Peer Data

The Compensation Committee has the authority to set targets at other than those contained in the current year Board-approved financial plan, but has not done so for 2007. The Compensation Committee has utilized comparison to a number of peer groups for the purpose of ranking our financial performance with peers in order to validate our performance targets. However, these peer groups were not used specifically to compare our compensation practices and levels to peer banks.

Compensation Components

The key components of our executive compensation program consist of a base salary and participation in various performance-based compensation plans including our Management Committee Bonus Plan, Senior Management Bonus Deferral Stock Plan, Stakeholder Bonus Plan, 401(k) Plan, and our 2005 stock option plan. Base salary and bonus comprise a substantial portion of our executives' total compensation. Our executives can defer cash base salary and bonus payments and invest in our common stock through our 401(k) plan and Senior Management Bonus Deferral Stock Plan. Our executives also invest in our common stock through our stock option plan. In addition, we intend to, as we have in the past, enter into one-year employment agreements with our executive officers that provide for severance compensation in the event of termination other than for cause during the term of the agreement and/or following a change in control during the term of the agreement.

Base Salary

We use the base salary portion of compensation to attract and retain executive officers near the midpoint of market rates, and rely on our performance-based plans to reward for performance. The Company generally hires executive officers at market rates necessary to attract talent. Raises and salary adjustments for existing executive officers are provided primarily to allow us to retain our existing talent. No salary increases were paid to the Company's named executive officers in 2007, except for those relating to promotions.

Management Committee Bonus Plan

The named executive officers participate in the Management Committee Bonus Plan. Under the plan, a participant is paid a percentage of his or her base salary based on the achievement of corporate, bank and/or individual performance objectives. Bonuses under the plan are based all or in part on our achieving a target return on equity as established annually by the Board of Directors. We believe that return on average equity is the most appropriate measure of financial performance. For 2007, our target return on average equity was 12.95%.

The Management Committee Bonus Plan is divided into groups, each with differing payout levels based on a percentage of base salary. The table below details the range of minimum, target and maximum thresholds and payouts for each group of the plan, relating to the named executive officers.

                                   BONUS EARNED AT    BONUS EARNED   MAXIMUM BONUS   MAXIMUM BONUS IS
          NO BONUS IS EARNED IF        MINIMUM         AT 100% OF     THAT CAN BE      EARNED AT OR
          PERFORMANCE IS BELOW:     THRESHOLD (1)        TARGET          EARNED           ABOVE:
          ---------------------   -----------------   ------------   -------------   ----------------
GROUP 1       85% of target             18.75%             45%            90%         125% of target
GROUP 2       85% of target             15.30%             35%            70%         125% of target
GROUP 3    85% for ROE; 80% for         13.15%             30%            60%         125% of target
          individual objectives

(1) For any specific participant, the minimum threshold is applied to each of their individual targets, and may result in a total bonus payout of less than the minimum threshold as a percent of total salary.

The table below details the respective named executive officers in each group, the group within the plan that each participates in, the basis upon which the bonus is determined, and the payout percentages for calendar year 2007. Bonuses earned based on 2007 performance will be paid in 2008.

                                                                                                 2007
EXECUTIVE OFFICER    GROUP                               BASED ON:                              PAYOUT
------------------   -----   ----------------------------------------------------------------   ------
Robert K. Chapman      1     Target ROE (100%)                                                      0%
Todd C. Clark          2     Target ROE (65%) and achievement of target earnings levels (35%)       0%
Randal J. Rabe         2     Target ROE (65%) and achievement of target earnings levels (35%)       0%
Gary D. Haapala        2     Target ROE (65%) and achievement of target earnings levels (35%)    10.4%
Dale L. Chadderdon     3     Target ROE (100%)                                                      0%
Joseph R. Williams     3     Target ROE (50%) and achievement of individual objectives (50%)      5.2%

Targets for 2007 for the CEO and the former CFO were based 100% on ROE, as they have responsibilities with regard to the overall performance of the Company. Individual objectives for Mr. Clark and Mr. Rabe were based on achievement of target net income levels for the respective banks of which they were President in 2007. Individual objectives for Mr. Haapala were based on achieving target earnings levels for the Wealth Management Group of the Company. Individual objectives for Mr. Williams included objective measures relating to new business development, loan and deposit growth.

Under the Senior Management Bonus Deferral Stock Plan adopted in 1996, participating officers are eligible to elect cash bonus deferrals and, after employment termination, to receive payment in the form of shares of Company stock. During 2007, none of the named executive officers deferred any of their bonuses under the plan.

Stakeholder Bonus Plan

Executive officers and all other full-time non-commissioned employees of our Company participate in our Stakeholder Bonus Plan. Payouts from the plan are based on target net income for the Company as established annually by our Board of Directors. All participants are paid at the same percentage level. If we reach our target, eligible co-workers receive a percentage of their base salary in the form of cash bonuses. No payouts are made if the Company falls below 80% of target, and maximum bonuses of 20% are paid if the Company exceeds its net income target by 15%. The share of profits distributed to Stakeholder Bonus Plan participants is structured to provide awards consistent with the increase in profits as measured by net income, and is subject to change annually upon the recommendation of the Compensation Committee and the approval of the Board of Directors. For 2007, our payout at target would have been 9% of base salary. Actual payout for 2007 is 0.3%. The target payout for the Stakeholder bonus plan is not based on comparison to other companies, but is set annually by the Board at the levels we believe necessary to provide incentives for our staff to meet or exceed our annual financial plan.

401(k) Plan

Under our 401(k) plan, executives and other participants may defer a portion of their compensation, and the Company provides a match of up to 3% of their salaries, subject to IRS regulations. All participants have the opportunity to invest the match portion of the Company's contribution in UBI stock. In addition, the plan includes a profit-sharing feature based on achievement of a net income target as established annually by the Board of Directors. Our minimum profit sharing contribution to the 401(k) is 2% of eligible salary. If we achieve our net income target, we will contribute 6% of the participant's salary into his or her 401(k). If we exceed our target, we can contribute up to 8% of salary to his or her 401(k). It is our belief that our executives and co-workers are motivated and aware that efforts to improve our bottom line improves their individual compensation. Profit sharing contributions for 2007 were at the minimum level of 2%.

Stock Options

We believe that our long-term interests are best advanced by aligning the interest of our executives and non-executives with the interests of our shareholders. Accordingly, in addition to issuing common stock under our Senior Management Bonus Deferral Stock Plan, we make options available to our executives pursuant to our 2005 stock option plan, which was adopted by our shareholders at the 2004 annual meeting. Previously, options were granted under our 1999 stock option plan. However, while options under the 1999 plan are currently outstanding, they may no longer be granted under the 1999 stock option plan. Options under our stock option plans are non-qualified stock options granted at the then current-market price at the time the option is granted. The options have three-year vesting periods and with certain exceptions, expire at the end of ten years from the date of grant, three years after retirement or ninety days after separation from the Company for reasons other than retirement.

Our options are awarded by our Compensation Committee, which administers the stock option plans. Option grants for any certain year are generally determined by evaluating the number of option grants available under the plan, divided by the number of years remaining in the plan. The Committee allocates some or all of the options available for the year to eligible participants, based on a number of factors, including the relative rank of the executive within our Company and his or her specific contributions to the success of the Company for the prior year. We believe the options serve to enhance shareholder value by aligning the interest of our executives with those of the shareholders and also by acting to retain our executives through the vesting of the options.

While the Company's stock option plan does not specify when options are granted, the Board has determined that annual options would be granted by the Compensation Committee in February of each year following release of year-end earnings. In addition, in the event a new officer is hired during the year, a grant may be made at the time of his or her commencement of employment. The exercise price of options granted in 2005, 2006 and 2007 is higher than the Company's current stock price, and accordingly, unless the stock price significantly improves, the ability of those options to assist in retention of our executives may not be realized. Accordingly, as noted, the Compensation Committee is weighing the recommendation of Rahmberg Stover to issue restricted stock in addition to stock options. Again, however, any grant of restricted stock will be subject to shareholder approval of a new equity compensation plan. As noted, future awards will continue to include stock options since we still believe that options, in addition to restricted stock, align the interests of our executives with those of our shareholders and help to incentivize our executives to perform and increase the value of our shares.

Severance Arrangements

Each executive officer has, in the past, entered into, and, it is intended, will during 2008, enter into a one-year employment agreement. As part of our goal to attract and retain our executives, such employment agreements provide that unless an employee is terminated for cause (which is defined), in the event we terminate the executive officer during the term of the one year agreement, the executive officer will receive his or her regular salary and benefits for a period of six months. This continuation of salary and benefits ceases, however, if the executive officer secures any employment before the end of such six-month period. In addition, if there is a change in control (as defined) and either we terminate the executive within twelve months from such change in control other than for cause or the executive terminates for any reason, we shall pay the executive for twelve months thereafter his or her base salary and benefits. The purpose of the severance arrangements is to minimize the uncertainty and distraction caused by the current climate of bank acquisitions, and to allow our executive officers to focus on performance by providing transition assistance if we are acquired or there is a change in control.

Inter-Relationship of Elements of Compensation Packages

The various elements of the compensation package are not inter-related. For example, if it does not appear as though a target bonus will be achieved, the number of options that will be granted is not affected. There is no significant interplay of the various elements of total compensation between each other. If options that are granted in one year become underwater, the amount of the bonus amount or compensation to be paid the executive officer for the next year is not impacted. Similarly, if options become extremely valuable, the amount of compensation or bonus to be awarded for the next year is not affected. While the Compensation Committee may recommend, and the Board has discretion to make exceptions to any compensation or bonus payouts under existing plans, the Compensation Committee has not recommended, and the Board has not approved, any exceptions to the plans with regard to any executive officer.

Other Information

We currently have no equity or security ownership requirements or guidelines for executive officers and no policies regarding hedging the economic risk of any ownership of our common stock. We do believe that it is important that our executive officers own our common stock, and most of the executive officers own common stock and options to purchase common stock pursuant to our 2005 stock option plan and our 1999 stock option plan. The Committee is evaluating the establishment of equity ownership requirements for executive officers, and will likely institute such requirements during 2008.

We have no written policy with regard to the adjustment or recovery of awards or payments if the relevant Company performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. It is anticipated that actions to be taken under such circumstances would be determined by the Compensation Committee. We offer minor perquisites to some executive officers, none of which have an annual aggregate incremental value to us of more than $10,000 per executive.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing "Compensation Discussion and Analysis" section with Company management. Based on our review and discussion with management, the Compensation Committee recommended to the Board of Directors that the "Compensation Discussion and Analysis" section be included in this proxy statement and incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2007.

                            Submitted by the Compensation & Governance Committee
                                                         James D. Buhr, Chairman
                                                                    John H. Foss
                                                                 James C. Lawson
                                                              Robert G. Macomber
                                                                David E. Maxwell

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this proxy statement in whole or in part, the foregoing Compensation Committee Report shall not be incorporated by reference into any such filings.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the total compensation awarded to, earned by, or paid during 2007, and 2006 to our Chief Executive Officer, Chief Financial Officer, former Chief Financial Officer and our three most highly compensated executive officers other than the CEO and CFO whose total compensation for 2007 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                 NON-EQUITY    ALL OTHER     TOTAL
                                                                      OPTION      INCENTIVE     COMPEN-    COMPEN-
NAME AND PRINCIPAL POSITION        YEAR   SALARY (1)   BONUS (2)   AWARDS $(3)    COMP (4)    SATION (4)    SATION
---------------------------        ----   ----------   ---------   -----------   ----------   ----------   --------
Robert K. Chapman,                 2007    $250,000          --      $18,222      $  5,269      $17,850    $291,341
President and Chief Executive
Officer                            2006     250,000          --       17,645       141,870       17,700     427,215
Randal J. Rabe,                    2007    $190,000          --      $12,861      $  5,085      $ 9,470    $217,416
Executive Vice President &
Chief Financial Officer            2006     190,000          --       13,264        99,931        9,580     312,775
Todd C. Clark,                     2007    $170,000          --      $12,825      $  5,023      $ 7,700    $195,548
Executive Vice President           2006     170,000          --       11,244        79,402        7,787     268,433
Gary D. Haapala,                   2007    $167,000     $15,000      $12,082      $ 22,185      $11,119    $227,386
Executive Vice President (5)
Joseph R. Williams,                2007    $136,065          --      $12,082      $ 10,994      $ 7,832    $166,973
Executive  Vice President (6)
Dale L. Chadderdon, former         2007    $138,600          --      $11,442      $  4,284      $ 8,158    $162,484
Chief Financial Officer,
Senior Vice President              2006     138,600       8,858       12,163        63,479        8,238     231,338

(1) Generally, we believe that our executives' base salary should be set at mid-level market competitive levels. Base salaries are reviewed annually and are compared to several databases and public information, and adjusted from time to time. Salary amounts include amounts deferred under the Company's 401(k) plan.

(2) Reflects signing bonus paid to Mr. Haapala, a portion of which was paid in 2006, with the balance paid in 2007. The amount shown for Mr. Chadderdon reflects amounts that were previously deferred as part of a former bonus program, discontinued in 2000.

(3) For 2007 and 2006, the amount listed reflects the portion of the fair value of option grants that represent earned compensation for the year listed on the same basis as included in the Company's financial statements. The Company adopted SFAS 123R in 2006, and for periods prior to that, no compensation expense was included in the Company's financial statements. The amounts listed for 2005 reflect the amount that would have been included in the Company's financial statements had 123R been in effect. Value of stock options granted is based on "Grant Date Present Value" as calculated using a Black-Scholes option pricing model with the following weighted average assumptions at grant date: risk free interest rate of 4.68%, volatility of 11.61%, expected life of five years, and dividend rate of 3.26%. The number of shares granted for each option is adjusted in accordance with the Company's stock option plans to reflect stock dividends issued.

(4) The awards listed above as "Non-Equity Incentive Compensation" includes amounts paid under the Management Committee Bonus Plan, the Stakeholder Bonus Plan and as a profit-sharing contribution under the Company's 401(k) plan for fiscal year 2007 and 2006 performance as further described in the "Compensation Discussion and Analysis" section of this Proxy Statement. Amounts listed above under "All other Compensation" include matching contributions made by us under our 401(k) plan and life insurance premiums paid by the Company for the benefit of the executives. Detail for the years 2007 and 2006 are shown in the table below.

(5) Mr. Haapala joined United in 2006 and became an executive officer of the Company in 2007.

(6)  Mr. Williams became an executive officer of the Company in 2007.

                                                         TOTAL       401(k)                  TOTAL
                    MANAGEMENT     STAKE-    401(K)   NON-EQUITY      MATCH        LIFE      OTHER
                     COMMITTEE     HOLDER    PROFIT    INCENTIVE     CONTRI-    INSURANCE   COMPEN-
NAME         YEAR      BONUS       BONUS    SHARING      PAY       BUTION (a)    PREMIUMS    SATION
----         ----   -----------   -------   -------   ----------   ----------   ---------   -------
Chapman      2007           --    $   769   $ 4,500    $  5,269      $6,750      $11,100    $17,850
             2006     $102,672     24,700    14,498     141,870       6,600       11,100     17,700
Rabe         2007           --    $   585   $ 4,500    $  5,085      $5,700      $ 3,770    $ 9,470
             2006     $ 66,661     18,772    14,498      99,931       5,810        3,770      9,580
Clark        2007           --    $   523   $ 4,500    $  5,023      $5,100      $ 2,600    $ 7,700
             2006     $ 48,108     16,796    14,498      79,402       5,187        2,600      7,787
Haapala      2007     $ 17,366    $   514   $ 4,305    $ 22,185      $5,010      $ 6,109    $11,119
Williams     2007     $  7,053    $   414   $ 3,527    $ 10,994      $3,527      $ 3,750    $ 7,832
Chadderdon   2007           --    $   426   $ 3,858    $  4,284      $4,158      $ 4,000    $ 8,158
             2006     $ 37,296     13,694    12,489      63,479       4,238        4,000      8,238

(a)  We match a maximum of 3% of our executives' salaries.

Employment Contracts

Each year, we enter into one-year employment agreements with our executive officers. We utilize one-year contracts instead of long-term contracts to retain flexibility in our hiring, selection and retention process. We have found that one-year contracts allow us to change performance and other requirements and have not prevented us from retaining our quality executive officers.

Contracts for 2007 expired on December 31, 2007, and were not renewed at that time. The Board has elected to change the effective date of future contracts to April 1, and new one-year contracts with executive officers will be executed effective April 1, 2008. Terms of the contracts will be disclosed when announced, but it is anticipated that future contracts will include the same terms as prior contracts.

Except for the differences in base salaries and annual bonuses and the fact that some of the agreements are with the Company and some are with the Banks, the agreements are substantially identical. Under the terms of the contracts that were in effect for 2007, changes may be made to an executive officer's salary and bonus during the term of the contract, but only if agreed to by us and the executive officer. Under the agreement, each of our executive officers participates in our 2005 stock option plan and our Management Committee Bonus Plan. If the agreement is terminated for cause, compensation and benefits will be paid to the executive officer only to the date of termination.

We may also suspend the executive officer during the pendency of any criminal charges or criticism by a regulatory agency for regulatory violations. For any termination other than relating to a change in control, including repeated failures to meet our goals and objectives which we establish from time to time, the executive officer shall continue to receive his compensation and benefits (except for group carve-out life insurance) for a period of six months unless he has secured employment before the end of the six month period. If there is a change in control (including a merger, sale of substantially all of our assets, approval of our liquidation or any person acquires 25% or more of our outstanding securities) and within twelve months of such change in control the executive officer resigns or is terminated other than for cause, he shall receive his salary and benefits for twelve months thereafter. Under the agreement, the executive officer must keep information about us confidential during and following employment with us.

In addition, each executive officer agrees not to compete in the financial services industry within the counties of Lenawee and/or Washtenaw and not to solicit our employees and customers during and for a one-year period following termination and agrees that all disputes under the agreement will be resolved by binding arbitration in the event of a dispute.

Grants of Plan-Based Awards

Payment under Non-Equity Incentive Plans - Payments under non-equity incentive plans include payments from the Management Committee Bonus Plan and the Stakeholder Bonus Plan as described above in the "Compensation Discussion and Analysis" section of this Proxy Statement. Under the Management Committee Bonus Plan, an executive is paid a percentage of his base salary based on the achievement of corporate, bank and/or individual performance objectives. All the executives' bonuses are based all or in part on our achieving a target return on equity as established annually by the Board of Directors. Bonuses may also include amounts that were previously deferred as part of a former bonus program, discontinued in 2000. With the discontinuation of that plan, previously deferred amounts are paid out on a pre-determined schedule.

Under the Stakeholder Bonus Plan, payouts are based on target net income for the Company as established annually by the Board of Directors. The plan is described above in the "Compensation Discussion and Analysis" section of this Proxy Statement. The bonus amounts listed were earned in the year shown, but were paid to participants following the end of the year.

Under our 401(k) plan, we include a profit sharing feature based on achievement of the 2007 net income target as established by the Board of Directors. Based on our 2007 net income, we contributed 2.0% of our executives' salaries to their 401(k) in addition to our matching contributions referenced in note (5)(a) to the Summary Compensation Table above.

Grants of Equity-Based Awards - We currently grant options under our 2005 stock option plan. Previously, options were granted under our 1999 stock option plan. Options granted under the 1999 plan and not exercised are still outstanding, but no new options may be granted under the 1999 plan.

We believe that our long-term interests are best advanced by our stock option plans by aligning the interest of our executive officers with the interests of our shareholders. Options under our 2005 stock option plan are granted at the then-current market price at the time the option is granted. The options have a three-year vesting period and with certain exceptions, expire at the end of ten years from the date of grant, or three years after retirement. Options granted under our plans are non-qualified stock options as defined under the Internal Revenue Code as explained below.

Options are granted by our Compensation Committee, which administers the Plan. While annual options have been granted in January of each year, commencing in 2008, options will be granted in February of each year following release of year-end earnings. In addition, in the event a new officer is hired during the year, a grant may be made by the Compensation Committee at the time of his or her commencement of employment. In addition, the Compensation Committee has the authority to grant options at any time at its discretion.

The Compensation Committee determines which executives will be awarded options based on a number of criteria including the relative rank of the executive within our Company and his or her specific contributions to the success of the Company for the prior year. See the "Compensation

Discussion and Analysis" section for additional detail. We believe the options serve to enhance shareholder value by aligning the interest of our executives with those of the shareholders and also by acting to retain our executives through the vesting of the options.

An optionee generally recognizes no taxable income as the result of the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the optionee normally recognizes ordinary income equal to the difference between the stock option exercise price and the fair market value of the shares on the exercise date. Such ordinary income is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonqualified stock option, any subsequent gain or loss, generally based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than twelve months. We recognize expense for the grant-date fair value of the stock options over the vesting period of the options. We will receive a tax deduction when the tax benefit realized exceeds the compensation amount expensed for financial reporting purposes, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code. Option grants are accounted for under FAS 123R as described in Note 16 of the financial statements included in the Company's Annual Report on Form 10-K.

The following table sets forth information concerning award grants to the named executive officers of the Company during 2007.

                      GRANTS IN 2007 OF PLAN-BASED AWARDS

                             ESTIMATED FUTURE
                         PAYOUTS UNDER NON-EQUITY
                        INCENTIVE PLAN AWARDS (1)                   # OF SHARES
                     -------------------------------                 UNDERLYING   EXERCISE   GRANT DATE
                     THRESHOLD                                        OPTIONS       PRICE    FAIR VALUE
NAME                    (2)       TARGET     MAXIMUM   GRANT DATE   GRANTED (3)     (3,4)        (5)
----                 ---------   --------   --------   ----------   -----------   --------   ----------
Robert K. Chapman     $46,875    $112,500   $225,000    01/02/07       6,000       $22.50      $15,528
Randal J. Rabe         29,070      66,500    133,000    01/02/07       3,800        22.50        9,834
Todd C. Clark          26,010      59,500    119,000    01/02/07       4,600        22.50       11,905
Gary D. Haapala        25,551      57,400    116,900    01/02/07       2,000        22.50        5,176
Joseph R. Williams     17,700      40,380     80,760    01/02/07       2,000        22.50        5,176
Dale L. Chadderdon     18,226      41,580     83,160    01/02/07       3,000        22.50        7,764

(1) These awards relate to the Management Committee Bonus Plan. The table shows the potential amounts which could have been earned in 2007 if the performance goals were achieved at the minimum threshold, 100% of target and at maximum bonus. The Management Committee Bonus Plan is further described above in the "Compensation and Discussion Analysis" section of this Proxy Statement. The actual payments from these awards are included in
     Note 4 to the "Summary Compensation Table."

(2) For any specific participant, the minimum threshold percentage is applied to each of their individual targets, and may result in a total bonus payout of less than the threshold shown above.

(3) On May 31, 2007, the Company paid a 100% stock dividend and the per-share option price and number of options was adjusted accordingly.

(4) The per-share exercise price of each option is equal to the market value of the common stock on the date each option was granted, adjusted in accordance with the plan to reflect stock dividends issued.

(5) The amount shown in this column represents full grant-date fair value. Value of stock options granted is based on "Grant Date Present Value" as calculated using a Black-Scholes option pricing model with the following weighted average assumptions at grant date: risk free interest rate of 4.68%, volatility of 11.61%, expected life of five years, and dividend rate of 3.26%. Amounts are calculated as required by SFAS 123R.

                OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2007

The following table provides information as of December 31, 2007 regarding the Company's stock based awards under the Company's Stock Option Plans. All shares issuable under the Senior Management Bonus Deferral Stock Plan are fully vested, and are not included in the table below. There were no other outstanding equity awards.

                                     # OF SHARES UNDERLYING
                                     UNEXERCISED OPTIONS AT
                                          YEAR END (2)            OPTION      OPTION
                     GRANT DATE   ---------------------------    EXERCISE   EXPIRATION
NAME                     (1)      EXERCISABLE   UNEXERCISABLE   PRICE (2)      DATE
----                 ----------   -----------   -------------   ---------   ----------
Robert K. Chapman     01/09/02       4,135             --         $19.98     01/09/12
                      01/10/03       5,348             --          22.21     01/10/13
                      01/09/04       5,788             --          27.21     01/09/14
                      01/03/05       3,638          1,874          30.39     01/03/15
                      01/03/06       1,940          3,937          29.52     01/03/16
                      01/02/07          --          6,000          22.50     01/02/17
Randal J. Rabe        02/17/03           2             --         $23.04     02/17/13
                      01/09/04       4,631             --          27.21     01/09/14
                      01/03/05       2,911          1,499          30.39     01/03/15
                      01/03/06       1,317          2,673          29.52     01/03/16
                      01/02/07          --          3,800          22.50     01/02/17
Todd C. Clark         01/10/01           2             --         $18.66     01/10/11
                      01/10/03         992             --          22.21     01/10/13
                      01/09/04       2,018             --          27.21     01/09/14
                      01/03/05       2,328          1,200          30.39     01/03/15
                      01/03/06       1,386          2,814          29.52     01/03/16
                      01/02/07          --          4,600          22.50     01/02/17
Gary D. Haapala       09/06/06         660          1,340         $22.75     09/06/16
                      01/02/07          --          2,000          22.50     01/02/17
Joseph R. Williams    06/02/03       2,315             --         $25.92     06/02/13
                      01/09/04       1,157             --          27.21     01/09/14
                      01/03/05       1,018            525          30.39     01/03/15
                      01/03/06         535          1,039          29.52     01/03/16
                      01/02/07          --          2,000          22.50     01/02/17
Dale L. Chadderdon    01/09/04       4,167             --         $27.21     01/09/14
                      01/03/05       2,620          1,349          30.39     01/03/15
                      01/03/06       1,247          2,533          29.52     01/03/16
                      01/02/07          --          3,000          22.50     01/02/17

(1) Option grants are fully vested at the end of the first three years following the grant date; 33% per year at the end of each of the first two years and 34% at the end of the third year.

(2) The number of shares granted and the exercise price for each option is adjusted in accordance with the Company's stock option plans to reflect stock dividends paid.

                   OPTION EXERCISES AND STOCK VESTING IN 2007

During 2007, no options under the Company's stock option plans were exercised by the named executive officers.

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                (C) NUMBER OF SECURITIES
                                                                                REMAINING AVAILABLE FOR
                      (A) NUMBER OF SECURITIES TO      (B) WEIGHTED-AVERAGE      FUTURE ISSUANCE UNDER
                       BE ISSUED UPON EXERCISE OF       EXERCISE PRICE OF      EQUITY COMPENSATION PLANS
                     OUTSTANDING OPTIONS, WARRANTS     OUTSTANDING OPTIONS,      (EXCLUDING SECURITIES
PLAN CATEGORY          AND RIGHTS AS OF 12/31/07     WARRANTS AND RIGHTS (1)    REFLECTED IN COLUMN (A))
-------------        -----------------------------   -----------------------   -------------------------
Equity compensation plans approved by security holders
Stock Option Plans              305,113                       $26.22                    189,563
Director Retainer                52,480                        17.00                     86,332
Deferred Bonus                    4,333                        17.00                     21,735
                                -------                                                 -------
   Total                        361,926                       $24.77                    297,630
                                =======                       ======                    =======

(1) Shares represented by the Director Retainer Stock Plan and the Senior Management Bonus Deferral Stock Plan are shown at the market closing price of the common stock of the Company on December 31, 2007.

COMPENSATION OF DIRECTORS

The non-officer Directors of our Company are paid an annual retainer of $1,000, and are paid $450 per meeting of the Board and $250 per meeting of each committee. Non-officer chairpersons of committees are paid an annual retainer of $2,000 in addition to the board retainer and meeting fees. The non-officer Directors of our Banks receive an annual retainer of $4,000. In addition, the non-officer Directors of our Banks receive $450 per meeting of the board of the Bank and $250 per meeting of each committee of the Bank. Non-officer chairpersons of committees of the Bank are paid an annual retainer of $2,000 in addition to board retainer and meeting fees. Directors of our Company and Banks (who are not otherwise employees) do not participate in our employee benefit programs, and receive no direct or indirect compensation, except for certain life insurance benefits. Three directors are included in the Company's group life insurance program on a grandfathered basis. The amounts paid by the Company are less than $100 for each of the Directors, and those amounts are included in the table below under "All Other Compensation".

Under the Director Retainer Stock Plan originally adopted in 1996, a Director may elect to defer all or a portion of the payments received for serving as a Bank Director except for fees for serving on or as chairman of a committee. A Director who elects to defer payment will instead be awarded units equal to the cash payment that was earned divided by the market price of the common stock on such date. The common stock earned will be issued to the director on the date on which such Director no longer is serving on our Board or on the board of the Banks. An election to defer made no later than 30 days after a Director is eligible is generally given effect commencing as of the next calendar quarter after the election. An election to defer made after 30 days from the date that a Director was eligible is generally given effect commencing as of the next calendar year. The plan is administered by the Company's Chief Executive Officer. Up to 150,000 shares may be issued pursuant to the plan.

In the past, Directors of our Company and of the Banks have been granted 1,000 options at the time they join the Board. In addition, Directors of the Company and the Banks have been awarded grants at the inception of any new stock option plans. No stock options were granted to any Directors in 2007.

No Director who is also an employee of either the Company or the Banks receives any compensation for his or her services as a Director or as a committee member of the Company or the Banks. Accordingly, the compensation of Mr. Chapman, the Chief Executive Officer and

President of the Company and who is also a Director of the Company and UBTW, is not set forth below, but is disclosed above in the Summary Compensation Table.

One of our Directors, Mr. Hickman, entered into a management consulting agreement with us effective January 1, 2006 following his retirement as Chief Executive Officer of our Company. The agreement provides the following material points:

     - No Director fees for services as a Director of the Company or of the Banks.

     - A five-year term, subject to cancellation by the Company or Mr. Hickman on 90 days' notice.

     - Payment of $150,000 per year for consulting services on a 50% part-time basis, with emphasis on business development, Adrian market development, leadership transition, holding company activities, American Bankers Association and Michigan Bankers Association service, and community development.

     - No participation in our employee benefit plans after December 31, 2005.

     - Under our Supplemental Employee Retirement Plan, in which only Mr. Hickman participated, he receives payment of $5,088 per month for 180 months, beginning January, 2006.

     - Mr. Hickman has agreed to confidentiality, non-compete and non-solicitation of employees and customers provisions.

The table below shows the compensation paid to Directors of the Company by the Company and the Banks during 2007.

                         DIRECTOR COMPENSATION FOR 2007

                          FEES EARNED OR        STOCK          ALL OTHER      TOTAL DIRECTOR
DIRECTOR                 PAID IN CASH (1)   AWARDS (2,3)   COMPENSATION (4)    COMPENSATION
--------                 ----------------   ------------   ----------------   --------------
Stephanie H. Boyse (5)        $ 1,750        $ 9,635                 --          $ 11,385
James D. Buhr                  27,550             --                 --            27,550
Joseph D. Butcko                5,450         12,349                 --            17,799
John H. Foss                   13,250         13,649                 --            26,899
James G. Haeussler (6)         13,450         11,780                 --            25,230
David S. Hickman                   --             --           $211,056           211,056
James C. Lawson                11,950         13,874                 96            25,920
Robert G. Macomber              8,750         11,180                 --            19,930
D. J. Martin                   12,450         13,765                 62            26,277
David E. Maxwell               17,300          1,899                 62            19,261
Kathryn M. Mohr                17,800             --                 --            17,800

(1) Amounts include fees earned as a Director of the Company and the Banks, net of deferred amounts included under the Stock Awards column.

(2) As disclosed above, pursuant to the Director Retainer Stock Plan, directors are eligible to defer all or a portion of his or her retainer fees, and upon his or her termination as a director, to receive payment in the form of shares of common stock. The figure in this column includes fees deferred during the year, plus cash dividends earned on deferred amounts.

(3) Aggregate amount of stock awards outstanding at the end of 2007 were as follows: Boyse, 1,668.3 shares; Butcko, 4,057.9 shares; Foss, 5,163.9 shares; Haeussler, 2,743.0 shares; Lawson, 5,454.8 shares; Macomber, 2,543.3 shares; Martin, 5,314.5 shares; Maxwell, 2,460.0 shares.

(4) For Mr. Hickman, amount includes $150,000 paid under the terms of Mr. Hickman's consulting contract and $61,056 paid under the Company's SERP. Amounts for Mr. Lawson, Mr. Martin and

     Mr. Maxwell represent the amount of life insurance premiums paid by the Company as part of the Company's group life insurance program, in which they participate on a grandfathered basis.

(5) Appointed as a Director of the Company in January 2008. Amounts shown reflect compensation as director of United Bank & Trust.

(6)  Resigned as a Director of the Company in January 2008.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No officer, or employee or former officer of the Company or any of its subsidiaries served as a member of the Compensation Committee during 2007. During 2007, other than for relationships involving subsidiaries of the Company:

     1. No executive officer of the Company served on the compensation committee of another entity, one of whose executive officers served on the Compensation Committee of the Company;

     2. No executive officer of the Company served as a director of another entity, one of whose executive officers served on the Compensation Committee of the Company;

     3. No executive officer of the Company served as a member of the compensation committee of another entity, one of whose executive officers served as a Director of the Company.

Members of the Compensation Committee were clients of and had transactions (loans and commitments to lend) with the Banks in the ordinary course of business during 2007. All such loans and commitments were made by the Banks on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features. See "Directors, Executive Officers, Principal Shareholders and Their Related Interests - Transactions with the Banks."

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

So far as is known to the Company, as of February 22, 2008, no persons except those listed in the following table, owned beneficially more than five percent (5%) of the voting securities of the Company. The following table discloses the name and address of such beneficial owner, the total number of shares beneficially owned, and the percentage of ownership in relation to the total Common Stock of the Company outstanding and entitled to vote as of February 22, 2008.

                                                            AMOUNT AND NATURE OF   PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                        BENEFICIAL OWNERSHIP      CLASS
------------------------------------                        --------------------   ----------
Lilley & Co., a nominee of United Bank & Trust as Trustee
P.O. Box 248, Tecumseh, MI 49286                                 406,930 (1)          7.99%

(1) United Bank & Trust as Trustee has sole voting and sole investment powers with respect to 381,578 of the shares, and shared voting and shared investment powers with respect to the remaining 25,352 of these shares. It is the policy of the Bank's Wealth Management Group to obtain written direction from the grantor or the beneficiaries for voting. If no direction is received, the Wealth Management Group will generally vote with the management of the Company.

                        SECURITY OWNERSHIP OF MANAGEMENT

The table below discloses the name of each of the incumbent Directors, Director nominees and executive officers of the Company, the total number of shares beneficially owned by each, and their percentage of ownership in relation to the total Common Stock of the Company outstanding and entitled to vote as of February 22, 2008, according to information furnished to the Company by said persons. The table also discloses the total number of shares beneficially owned by all of the incumbent Directors, Director nominees and executive officers as a group, and the percentage of ownership of said group in relation to the total Common Stock of the Company outstanding and entitled to vote as of February 22, 2008, according to information furnished to the Company by said persons.

The numbers of shares shown below includes shares owned directly or indirectly, through any contract, arrangement, understanding, relationship, or which the indicated beneficial owner otherwise has voting power, shared voting power, sole investment power or shared investment power. Amounts deferred under the Director Retainer Stock Plan or the Senior Management Bonus Deferral Stock Plan do not result in shares issued until the date upon which a person ceases being a member of the plan. Options granted under the Company's Stock Option Plan are included in the table to the extent that they are vested or will vest within sixty days of the record date.

                                                           AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                                          ------------------------------------------    TOTAL     % OF
                                                           (A)       (B)     (C) VESTED   (D) TOTAL     SHARES    TOTAL
NAME OF BENEFICIAL OWNER                                  SHARED     SOLE      OPTIONS    SOLE (B+C)   (A+D)(1)    (2)
------------------------                                  ------   -------   ----------   ----------   --------   -----
DIRECTORS OF UNITED BANCORP, INC.
Stephanie H. Boyse                                            --     3,270      3,032         6,302       6,302      *
James D. Buhr                                                 --       472      4,636         5,108       5,108      *
Joseph D. Butcko                                              --    24,538      2,205        26,743      26,743      *
Robert K. Chapman                                          3,070    11,390     26,645        38,035      41,105      *
John H. Foss                                                  --     5,306      2,206         7,512       7,512      *
David S. Hickman                                              --    87,336     15,280       102,616     102,616   1.98%
James C. Lawson                                           47,742    26,716      2,205        28,921      76,663   1.48%
Robert G. Macomber                                        10,772        --      2,205         2,205      12,977      *
Donald J. Martin                                              --   135,942      2,340       138,282     138,282   2.66%
David E. Maxwell                                           8,022    80,447      2,340        82,787      90,809   1.75%
Kathryn M. Mohr                                            4,578       800      2,205         3,005       7,583      *
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS OF THE COMPANY
Todd C. Clark                                              1,242       240     10,829        11,069      12,311      *
Gary D. Haapala                                            1,100        --      1,320         1,320       2,420      *
Randal J. Rabe                                             1,464       261     12,929        13,190      14,654      *
Joseph R. Williams                                            87     3,004      6,715         9,806       9,806      *
                                                                                                        -------
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP
   (15 PERSONS)                                                                                         554,891  10.70%

(1) Includes shares pledged as security of 10,000 shares for Hickman and 9,964 shares for Macomber.

(2) The symbol "*" shown in this column indicates ownership of less than 1% of the current outstanding Common Stock of the Company, which is the Company's only class of voting securities.

     DIRECTORS, EXECUTIVE OFFICERS, PRINCIPAL SHAREHOLDERS AND THEIR RELATED
                     INTERESTS - TRANSACTIONS WITH THE BANKS

Directors and executive officers of the Company, and their related interests, were clients of and had transactions (including loans and commitments to lend) with the Banks in the ordinary course of business during 2007. All such loans and commitments were made by the Banks on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Banks, and did not involve more than the normal risk of collectability or present other unfavorable features. Similar transactions may be expected to take place in the ordinary course of business in the future. The aggregate extensions of credit outstanding at December 31, 2007 to all Directors and executive officers of the Company, as a group, and their related interests were $30,583,000. Any such loan transaction presently in effect with any Director or executive officer of the Company is current as of this date, and is in compliance with Regulation O.

The Banks have made loans to companies owned or controlled by former Director James G. Haeussler. Loans to Peters Building Company, which is 100% owned by Mr. Haeussler, had a maximum outstanding balance of $8.47 million during 2007, with balances of $7.99 million at December 31, 2007. Total principal of $4.06 million was advanced and $3.26 million of principal were paid on the loans during 2007. Total interest of $854,500 was paid on the loans during 2007, and the average interest rate on these loans was 7.98%. As of February 22, 2008, $8.17 million in such loans are outstanding. Such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Banks, and did not involve more than the normal risk of collectability or present other unfavorable features. Such loans are current as of February 22, 2008.

Under the charter of the Compensation Committee, such Committee is to conduct reviews of related party transactions for potential conflicts of interest. All such transactions must be approved by the Compensation Committee. To the extent such transactions are ongoing business relationships with the Company, such transactions shall be reviewed annually and such relationships shall be on terms not materially less favorable than what would be usual and customary in similar transactions between unrelated persons dealing at arms' length. Related party transactions are those involving the Company and the Banks which are required to be disclosed pursuant to SEC Regulation S-K, Item 404.

                    BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company's Directors and officers, and persons who own more than 10% of the Company's Common Stock, are required to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, Directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all officers, Directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements during 2007.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Company has engaged BKD as its independent public accountants to audit the Company's financial statements for the year ending December 31, 2008. BKD has been engaged as the Company's independent public accountants to audit the Company's financial statements since the year ended December 31, 2002.

The following table details the fees billed by BKD for work performed for the fiscal years ended December 31, 2007 and 2006, by category of fee:

                                                2007       2006
                                              --------   --------
Audit Fees                                    $158,000   $157,293
Audit Related Fees                               2,030         --
Tax Fees (consisting of tax preparation and
   related tax compliance matters)               9,900      8,820
All Other                                           --         --
                                              --------   --------
Total                                         $171,937   $166,113

Audit fees consist of fees for the audit of the Company's financial statements, or for services that are usually provided by an auditor in connection with statutory and regulatory filings and engagements. Audit related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of financial statements. Tax fees consist of fees billed for tax compliance, tax advice and tax planning.

The Company's Audit Committee has concluded that the provision of services covered under the captions "Audit Related Fees" and "Tax Fees" with respect to BKD is compatible with BKD maintaining its independence. In compliance with its Audit Committee charter, which requires all audit and permitted non-audit services to be pre-approved by the Audit Committee, all audit and non-audit services as disclosed above were pre-approved by the Audit Committee. None of the hours expended on BKD's engagement to audit the consolidated financial statements for the year ended December 31, 2007 were attributed to work performed by persons other than BKD's full-time, permanent employees.

A representative of BKD is expected to be present at the Annual Meeting. The representative will be available to respond to appropriate questions, and will have the opportunity to make a statement if he or she so desires.

                                  OTHER MATTERS

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented upon which a vote properly may be taken, it is intended that shares represented by Proxies in the accompanying form will be voted with respect thereto in accordance with the judgment of the person or persons voting such shares.

March 17, 2008                          By Order of the Board of Directors


                                        /s/ Randal J. Rabe
                                        ----------------------------------------
                                        Randal J. Rabe
                                        Executive Vice President
                                        Chief Financial Officer
                                        Secretary to the Board

                              UNITED BANCORP, INC.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
                                       AND
                        CONSOLIDATED FINANCIAL STATEMENTS

                                TABLE OF CONTENTS

The Business of United Bancorp, Inc.                                         A-1
Management's Discussion and Analysis of Financial Condition and Results
   of Operations
   Background                                                                A-2
   Executive Summary                                                         A-2
   Results of Operations                                                     A-3
   Financial Condition                                                      A-10
   Liquidity, Funds Management and Market Risk                              A-14
   Capital Resources                                                        A-17
   Contractual Obligations                                                  A-17
   Prospective Accounting and Regulatory Changes                            A-18
   Critical Accounting Policies                                             A-18
   Forward-Looking Statements                                               A-20
Report of Independent Registered Public Accounting Firm                     A-21
Consolidated Financial Statements
   Consolidated Balance Sheets                                              A-22
   Consolidated Statements of Income                                        A-23
   Consolidated Statements of Cash Flows                                    A-24
   Consolidated Statements of Changes in Shareholders' Equity               A-25
   Notes to Consolidated Financial Statements                               A-26

NATURE OF BUSINESS

United Bancorp, Inc. (the "Company") is a Michigan Bank Holding Company headquartered in Tecumseh, Michigan. The Company's subsidiary banks (the "Banks") have local Boards of Directors and are locally managed. The Banks offer a full range of financial services through a system of seventeen banking offices located in Lenawee, Monroe and Washtenaw Counties. While the Company's chief decision makers monitor the revenue streams of the various Company products and services, operations are managed and financial performance is evaluated on a Companywide basis. Accordingly, all of the Company's financial services operations are considered by management to be aggregated in one reportable operating segment.


                                    Page A-1

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion provides information about the consolidated financial condition and results of operations of the Company and its subsidiary banks, United Bank & Trust ("UBT") and United Bank & Trust - Washtenaw ("UBTW").

BACKGROUND

The Company is a financial holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act. The Company has corporate power to engage in such activities as permitted to business corporations under the Michigan Business Corporation Act, subject to the limitations of the Bank Holding Company Act and regulations of the Federal Reserve System. The Company's subsidiary banks offer a full range of services to individuals, corporations, fiduciaries and other institutions. Banking services include checking, NOW accounts, savings, time deposit accounts, money market deposit accounts, safe deposit facilities, electronic banking and bill payment, and money transfers. Lending operations provide real estate loans, secured and unsecured business and personal loans, consumer installment loans, check-credit loans, home equity loans, accounts receivable and inventory financing, equipment lease financing and construction financing.

The Banks offer the sale of nondeposit investment products through licensed representatives in their banking offices, and sell credit and life insurance products. In addition, the Company and/or the Banks derive income from the sale of various insurance products to banking clients.

UBT operates a trust department, and provides trust services to UBTW on a contract basis. The Wealth Management Group offers a variety of fiduciary services to individuals, corporations and governmental entities, including services as trustee for personal, pension, and employee benefit trusts. The department provides trust services, financial planning services, investment services, custody services, pension paying agent services and acts as the personal representative for estates. The company owns a structured finance company that was established in the third quarter of 2007. The structured finance company offers financing solutions to small businesses, primarily by generating SBA 504 and 7(a) loans that are typically sold on the secondary market. These products help to diversify the Company's sources of income.

Unemployment for the State of Michigan at the end of December 2007 was 7.6%, which places it highest among the fifty states, and 100 basis points higher than the next highest state. The Lenawee County unemployment rate of 7.9% is above the State's level, while the Washtenaw County unemployment rate of 4.7% is the lowest in the State. The continued economic issues in Michigan have had an impact on earnings of the Company. Growth continues to slow and loan quality has deteriorated, particularly in the areas of construction and residential real estate development. Management is actively addressing the quality issues in the loan portfolios while continuing efforts to gain market share in tough local economic conditions.

EXECUTIVE SUMMARY

United Bancorp, Inc. net income for 2007 declined by $3.39 million from the level achieved in 2006. The decrease resulted primarily from a charge to the Company's provision for loan losses in the fourth quarter of the year. Net interest income improved by 1.7% over 2006 levels in spite of margin compression and increasing costs of funding asset growth. Noninterest income improved by 12.1% from the prior year, and noninterest expenses for the year were up by 2.4%. Earnings per share of $1.06 was down from $1.69 per share for 2006. Return on average shareholders' equity for 2007 was 7.44%, compared to 12.62% for 2006, and return on average assets for the year ended December 31, 2007 was 0.72%, compared to 1.23% for 2006.


                                    Page A-2

While the Company is not involved in sub-prime loans and has not directly been impacted by recent issues relating to the sub-prime mortgage market, the related economic issues have taken their toll on the credit quality of the Banks' loan portfolios. Segments of the portfolios reflect the negative impact of the continued deterioration in the Southeast Michigan real estate markets and the economy in general. In particular, several of the Company's residential real estate development and construction borrowers and certain other real estate-dependent commercial borrowers were identified as negatively impacted by the weakness in the housing sector.

Gross loans increased by $48.5 million over 2006, representing growth of 8.1% for the year. Investment balances declined while fed funds sold increased, and total assets grew by 6.0% in 2007 over 2006. This growth was funded by deposit growth of 6.9%, or $43.5 million, as well as an increase in borrowings of $3.6 million.

RESULTS OF OPERATIONS

Earnings Summary and Key Ratios

Consolidated net income declined by 37.8% in 2007 from the levels achieved in 2006, compared to an increase of 7.8% in 2006 over 2005. Both banks contributed to the reduction of earnings. Tightening interest spreads were offset by continued loan growth, resulting in a 1.7% increase in net interest income from 2006 to 2007. The net interest margins of the banks declined as a result of increasing costs of funding loan growth, in part as a result of high liquidity-driven deposit rates offered by competition in our markets.

At the same time, noninterest income increased by 12.1% over 2006. While substantially all categories of noninterest income improved for the year, income from the sale and servicing of residential real estate mortgages in the secondary market provided much of that improvement, as income from the sale and servicing of loans increased significantly over 2006 levels. Noninterest expenses were up just 2.4% over 2006, compared to an increase of 6.8% in 2006 over 2005.

Net interest income improved each quarter except for the fourth quarter, when nonaccrual loans and increased funding costs reduced the Company's margin. Noninterest income provided continued improvement quarter over quarter, and expenses remained relatively flat except for the third quarter. The significant impact on earnings for the year was the result of additional charges to the provision for loan losses in the first and fourth quarters of the year. The following chart shows the trends of the major components of earnings for the five most recent quarters.

                                                              2007                     2006
                                             -------------------------------------   -------
in thousands of dollars, where appropriate   4th Qtr   3rd Qtr   2nd Qtr   1st Qtr   4th Qtr
------------------------------------------   -------   -------   -------   -------   -------
Net interest income before provision         $ 7,411   $7,580    $7,478    $7,291    $7,424
Provision for loan losses                      5,801      618       710     1,509       921
Noninterest income                             3,567    3,538     3,338     3,209     3,110
Noninterest expense                            6,613    7,267     6,990     6,690     6,598
Federal income tax provision                    (686)     895       849       577       818
Net income (loss)                            $  (750)  $2,339    $2,267    $1,725    $2,197
Earnings (loss) per share (a)                $ (0.15)  $ 0.45    $ 0.43    $ 0.33    $ 0.41
Return on average assets (b)                  -0.37%     1.18%     1.18%     0.92%     1.18%
Return on average shareholders' equity (b)    -3.97%    12.32%    12.11%     9.35%    11.85%

(a)  Basic earnings per share, adjusted for stock dividends paid

(b)  Annualized


                                    Page A-3

Return on average assets declined to 0.72% for 2007, down from 1.23% for 2006. Return on average average shareholders' equity for 2007 was 7.44%, compared to 12.62% for 2006. At the same time, book value per share and cash dividends per share continue to improve. The following chart shows trends in these and other ratios. As a result of a change in the timing of declaration of cash dividends, only three cash dividends were declared in 2006, although four cash dividends were paid. To facilitate comparison to prior periods, the figure shown in the table represent the dividends actually paid during the year. All figures are adjusted to reflect stock dividends.

                                                                     5 Year
Performance Ratios                        2007     2006     2005    Average
------------------                       ------   ------   ------   -------
Return on average assets                   0.72%    1.23%    1.21%    1.12%
Return on average shareholders' equity     7.44%   12.62%   12.75%   11.76%
Average equity to average total assets     9.65%    9.74%    9.46%
Dividend payout ratio                      73.7%    42.5%    42.6%
Book value per share                     $14.33   $14.20   $12.92
Cash dividends per share                 $ 0.79   $ 0.73   $ 0.68

Book value per share is based on shares outstanding at December 31 of 5,092,230 for 2007, 5,247,432 for 2006 and 5,235,773 for 2005 as adjusted for stock dividends. Dividends per share does not include contingently issuable shares, and is based on average shares outstanding of 5,190,868 for 2007, 5,246,938 for 2006, and 5,228,137 for 2005, as adjusted for stock dividends.

Net Interest Income

As a financial services holding company, United Bancorp, Inc. derives the greatest portion of its income from net interest income. During 2005 and much of 2006, rising short term interest rates caused the yield curve to flatten and eventually to invert. During 2007, the prime rate was much more stable, and was unchanged for eight of the twelve months of the year. During that period, the yield curve regained its normal shape. While that would typically benefit the Company and its Banks, the Company's cost of funds increased as a result of increased competition for funding within its market. In spite of those challenges, the Company managed to improve its net interest income in 2007 over 2006, with growth in net interest income of $508,000. That increase was the result of the growth of the Company's balance sheet, during a period when spreads and net interest margin have declined.

Interest income increased 9.7% in 2007 over 2006, compared to improvement of 21.8% in 2006 over 2005. At the same time, interest expense increased 22.9% for 2007, compared to an increase of 44.9% for 2006. The net result was an increase of 1.7% in net interest income for 2007 over 2006. Tax- equivalent yields on earning assets improved to 7.18% for 2007, up from 7.05% for 2006, with the improvement occurring in both the investment and tax-exempt loan portfolios, while the yields on taxable loans remained unchanged from 2006. The Company's average cost of funds increased by 41 basis points, and tax equivalent spread declined from 3.88% in 2006 to 3.61% for 2007. Net interest margin experienced similar declines, moving from 4.42% in 2006 to 4.18% for 2007. The table on the following page provides insight into the various components of net interest income, as well as the results of changes in balance sheet makeup that have resulted in the compression of spread and net interest margin.


                                    Page A-4

          YIELD ANALYSIS OF CONSOLIDATED AVERAGE ASSETS AND LIABILITIES

                                              2007                           2006                           2005
                                  ----------------------------   ----------------------------   ----------------------------
                                   Average              Yield/    Average              Yield/    Average              Yield/
Dollars in Thousands               Balance   Interest    Rate     Balance   Interest    Rate     Balance   Interest    Rate
--------------------              --------   --------   ------   --------   --------   ------   --------   --------   ------
ASSETS
Interest earning assets (a)
   Federal funds sold             $  6,211    $   271    4.36%   $  6,968   $    359    5.15%   $  5,762   $    193    3.35%
   Taxable securities               52,799      2,593    4.91%     60,602      2,392    3.95%     70,375      2,032    2.89%
   Tax exempt securities (b)        36,561      2,145    5.87%     35,824      2,069    5.77%     31,937      1,778    5.57%
   Taxable loans                   630,887     47,168    7.48%    571,705     42,771    7.48%    524,156     35,085    6.69%
   Tax exempt loans (b)              2,967        195    6.58%      3,003        191    6.35%      3,259        207    6.37%
                                  --------    -------            --------   --------            --------   --------
   Total interest
      earning assets (b)           729,425    $52,372    7.18%    678,102   $ 47,781    7.05%    635,489   $ 39,297    6.18%
Cash and due from banks             14,202                         18,792                         19,024
Premises and equipment, net         14,149                         13,534                         10,913
Intangible assets                    3,469                          3,469                          3,469
Other assets                        23,831                         23,271                         26,795
Unrealized gain on securities
      available for sale                74                           (371)                          (137)
Allowance for loan losses           (7,907)                        (6,822)                        (6,029)
                                  --------                       --------                       --------
Total Assets                      $777,243                       $729,975                       $689,524
                                  ========                       ========                       ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing liabilities
NOW accounts                      $110,754     $1,652    1.49%   $105,396   $  1,381    1.31%   $122,904   $  1,478    1.20%
Savings deposits                   178,171      4,989    2.80%    179,474      4,612    2.57%    176,582      2,805    1.59%
CDs $100,000 and over              120,653      5,924    4.91%     93,354      4,187    4.49%     59,047      2,030    3.44%
Other int. bearing deposits        156,062      7,065    4.53%    143,197      5,711    3.99%    124,399      3,971    3.19%
                                  --------    -------            --------   --------            --------   --------
Total int. bearing deposits        565,640     19,631    3.47%    521,421     15,891    3.05%    482,932     10,285    2.13%
Short term borrowings                3,757        175    4.67%      1,032         62    6.01%      2,283         74    3.24%
Other borrowings                    43,580      2,067    4.74%     40,064      1,850    4.62%     42,729      1,927    4.51%
                                  --------    -------            --------   --------            --------   --------
Total int. bearing liab.           612,977     21,873    3.57%    562,517     17,803    3.16%    527,944     12,286    2.33%
                                              -------                       --------                       --------
Nonint. bearing deposits            81,701                         86,919                         86,779
Other liabilities                    7,523                          9,445                          9,539
Shareholders' equity                75,042                         71,097                         65,262
                                  --------                       --------                       --------
Total Liabilities and
   Shareholders' Equity           $777,243                       $729,978                       $689,524
                                  ========                       ========                       ========
Net interest income (b)                        30,499                         29,979                         27,011
   Tax-equivalent adjustment                      738                            725                            648
                                              -------                       --------                       --------
Net interest income, GAAP basis               $29,761                       $ 29,254                       $ 26,363
                                              =======                       ========                       ========
Net spread                                               3.61%                          3.88%                          3.86%
Net yield on interest earning
   assets (b)                                            4.18%                          4.42%                          4.25%
Ratio of interest earning
   assets to interest bearing
   liabilities                                           1.19                           1.21                            1.20

(a) Non-accrual loans and overdrafts are included in the average balances of loans.

(b) Fully tax-equivalent basis, net of nondeductible interest impact; 34% tax rate.


                                    Page A-5

The following tables demonstrate the effect of volume and rate changes on net interest income on a taxable equivalent basis for the past two years. The data reflects the fact that the increase in the Company's net interest income during 2007 was primarily a result of balance sheet growth, with much of that improvement offset by a reduction as a result of changes in yields and rate. For the year, the net increase in net interest income as a result of changes in volume was 38% larger than the decrease resulting from changes in rate. This contrasts to the change from 2005 to 2006, when the improvement was relatively balanced between growth and changes in yields and rates.

The change in interest due to both rate and volume has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each. Nonaccrual loans are included in total loans.

                                    2007 compared to 2006         2006 compared to 2005
                                 Increase (decrease) due to:   Increase (decrease) due to:
                                 ---------------------------   ---------------------------
In thousands of dollars           Volume     Rate      Net      Volume     Rate      Net
-----------------------           ------   -------   ------     ------   -------   ------
Interest earned on:
   Federal funds sold             $  (37)  $   (51)  $  (88)    $   46   $   120   $  166
   Taxable securities               (334)      535      201       (311)      671      360
   Tax exempt securities              43        33       76        223        67      290
   Taxable loans                   4,425       (28)   4,397      3,346     4,340    7,686
   Tax exempt loans                   (2)        7        5        (16)       (1)     (17)
                                  ------   -------   ------     ------   -------   ------
      Total interest income       $4,095   $   496   $4,591     $3,288   $ 5,197   $8,485
Interest expense on:
   NOW accounts                   $   73   $   198   $  271     $ (222)  $   125   $  (97)
   Savings deposits                  (34)      411      377         47     1,759    1,806
   Interest bearing CDs of
      100,000 or greater           1,312       425    1,737      1,415       742    2,157
   Other int. bearing deposits       541       813    1,354        657     1,083    1,740
   Short term borrowings             130       (17)     113        (54)       42      (12)
   Other borrowings                  166        51      217       (122)       45      (77)
                                  ------   -------   ------     ------   -------   ------
      Total interest expense      $2,188   $ 1,881   $4,069     $1,721   $ 3,796   $5,517
                                  ------   -------   ------     ------   -------   ------
Net change in net
   interest income                $1,907   $(1,385)  $  522     $1,567   $ 1,401   $2,968

Provision for Loan Losses

In December of 2007, the Company identified adverse developments with respect to certain loans in the loan portfolios of its subsidiary banks. In response to this determination, the Company increased its provision for loan losses during the fourth quarter, to address the risks within its loan portfolio. The action taken followed a thorough evaluation of the Company's entire commercial loan portfolio, and reflects the negative impact of the continued deterioration in the Southeast Michigan real estate markets and the economy in general. The review specifically included several of the Banks' residential real estate development and construction borrowers. In addition, certain other commercial borrowers not directly related to real estate development were identified as negatively impacted by the weakness in the housing sector.

Management's analysis of impaired loans and their underlying collateral values revealed the continued deterioration in the level of property values as well as reduced borrower ability to make regularly scheduled payments. Loans in the Banks' residential land development and construction portfolios are secured by unimproved and improved land, residential lots, and single-family homes and condominium units. Generally, current lot sales by the developers/ borrowers are taking place at a greatly reduced pace and at reduced prices. As home sales volumes have declined, income of residential developers,


                                    Page A-6
contractors and other real estate-dependent borrowers have also been reduced. This difficult operating environment, along with the additional loan carrying time has caused some borrowers to exhaust payment sources. Within the last few months, several of the Banks' clients have reached the point where payment sources have been exhausted.

Within the Banks' loan portfolios, $24.7 million of impaired loans have been identified as of December 31, 2007, compared with $10.2 million as of December 31, 2006. The specific allowance for impaired loans was $6.1 million at December 31, 2007, and $2.0 million at December 31, 2006. The ultimate amount of the impairment and the potential losses to the Company may be higher or lower than estimated, depending on the realizable value of the collateral. The level of the provision made in connection with the loans reflects the amount necessary to maintain the allowance for loan losses at an adequate level, based upon the Banks' current analysis of losses inherent in their loan portfolios. Management will continue to monitor the performance of the loan portfolios and will react to conditions as they develop.

The provision for 2007 was $8.6 million, up from $2.1 million for 2006. This provision provides for currently anticipated losses inherent in the current portfolio, and Management continues to evaluate its allocation methodology to assure that the Banks are adequately protected against these losses. The Company has typically had low to moderate levels of nonperforming loans, but the current economic conditions have increased those levels considerably. The use of third-party independent loan review for business loans and careful monitoring of loans by Management allows the Banks to identify potential issues within their loan portfolios. These factors help to support an allowance as a percent of total loans at a level that Management believes is appropriate for the risks in its loan portfolio.

Noninterest Income

Total noninterest income improved 12.1% in 2007 over 2006, compared to an increase of 4.3% in 2006. The following table summarizes changes in noninterest income by category for 2007 and 2006, in thousands of dollars where appropriate.

Change in Categories of Noninterest Income

                                              2007      2006    Change     2005     Change
                                            -------   -------   ------   -------   -------
Service charges on deposit accounts         $ 3,579   $ 3,364     6.4%   $ 3,017      11.5%
Wealth Management fee income                  4,801     4,762     0.8%     4,672       1.9%
Gains (losses) on securities transactions         9        12   -25.0%        (1)  -1300.0%
Income from loan sales and servicing          1,749       906    93.0%     1,215     -25.4%
ATM, debit and credit card fee income         2,118     1,905    11.2%     1,677      13.6%
Bank owned life insurance                       461       408    13.0%       398       2.5%
Other fee income                                935       818    14.3%       691      18.4%
                                            -------   -------            -------
   Total Noninterest Income                 $13,652   $12,175    12.1%   $11,669       4.3%
                                            =======   =======            =======

Service charges on deposit accounts were up 6.4% in 2007 compared to 11.5% in 2006. This is consistent with the Company's deposit growth of 6.9% in 2007. No significant changes to service charge structure were implemented in 2007.

The Wealth Management Group of UBT continues to provide a steady contribution to the Company's income statement. Wealth Management income includes Trust fee income and income from the sale of nondeposit investment products within the banking offices. Wealth Management income was up 0.8% in 2007 over 2006, with Trust income remaining flat and brokerage fee income improving modestly. This compares to an increase of 1.9% in 2006 over 2005. Income from the sale of nondeposit


                                    Page A-7
investment products is derived from the sale of investments and insurance products to clients, including annuities, mutual funds and other investment vehicles. Assets managed by the department at December 31, 2007 were $729.7 million, down from $740.7 million at the end of 2006 and $752.3 million at the end of 2005.

The Banks generally market their production of fixed rate long-term residential mortgages in the secondary market, and retain adjustable rate mortgages for their portfolios. The Company maintains a portfolio of sold residential real estate mortgages, which it continues to service. This servicing provides ongoing income for the life of the loans. As the Company is conservative in its approach to valuation of mortgage servicing rights, no write-downs in mortgage servicing rights were required in 2007, 2006 or 2005 as a result of impairment or other reasons.

Late in 2006, the Company initiated significant revisions to its mortgage business, including the hiring of a seasoned mortgage professional as head of the Company's mortgage department. That change contributed to a substantial increase in mortgage volume in 2007, particularly in the volume of loans sold on the secondary market. Income from loan sales and servicing was up 93.0% in 2007 compared to 2006, following a decline of 25.4% in 2006 compared to 2005.

During the third quarter of 2007, the Company entered into a new line of business. United Structured Finance ("USFC") is a finance company that offers simple, effective financing solutions to small businesses, primarily by engaging in SBA 504 and 7(a) lending. The loans generated by USFC are typically sold on the secondary market. Gains on the sale of those loans are included in income from loan sales and servicing. USFC revenue will provide additional diversity to the Company's income stream going forward, and will provide additional financing alternatives to clients of the Banks as well as non-bank clients.

ATM, debit and credit card fee income continues to provide a steady source of noninterest income for the Company. The Banks operate nineteen ATMs throughout their market areas, and Bank clients are active users of debit cards. The Banks continue to receive ongoing fee income from credit card referrals and operation of its credit card merchant business. Income from these areas was up 11.2% in 2007 over 2006, compared to an increase of 13.6% in 2006 over 2005.

Income from bank-owned life insurance increased 13.0% in 2007 compared to 2006, following a modest increase in 2006. The improvement reflects increases in interest crediting rates during the year and some minor restructuring of BOLI holdings, as well as some changes in the amount of their BOLI holdings. Other fee income during the year consisted of income from various fee-based banking services, such as sale of official checks, wire transfer fees, safe deposit box income, sweep account and other fees. This category of noninterest income improved 14.3% from 2006 to 2007, following growth of 18.4% from 2005 to 2006, with no one area contributing significantly more than others to the improvement.

Overall, total noninterest income increased by $1.48 million, or 12.1% in 2007, following an increase of $506,000 from 2005 to 2006. This continued improvement reflects the diversity of the Company's noninterest income sources. Management anticipates continued emphasis on the sources of noninterest income so as to remain an important component of the Company's overall revenue growth.

Noninterest Expense

The following table summarizes changes in the Company's noninterest expense by category for 2007 and 2006, in thousands of dollars where applicable.


                                    Page A-8

Change in Categories of Noninterest Expense

                                    2007      2006    Change     2005    Change
                                  -------   -------   ------   -------   ------
Salaries and employee benefits    $14,862   $15,037    -1.2%   $14,662     2.6%
Occupancy and equipment expense     4,724     4,344     8.7%     4,074     6.6%
External data processing            1,605     1,537     4.4%     1,283    19.8%
Advertising and marketing           1,193     1,063    12.2%     1,106    -3.9%
Attorney, accounting and
   other professional fees          1,070     1,266   -15.5%       545   132.3%
Director fees                         413       447    -7.6%       384    16.4%
Other losses                          356        92   285.4%       171   -45.9%
Other expense                       3,336     3,128     6.7%     2,970     5.3%
                                  -------   -------   -----    -------   -----
   Total Noninterest Expense      $27,559   $26,914     2.4%   $25,195     6.8%
                                  =======   =======   =====    =======   =====

Total noninterest expenses were up 2.4% in 2007, compared to an increase of 6.8% in 2006 over 2005. Salaries and benefits are the organization's largest single area of expense. During 2007, this category of expense declined 1.2% from 2006 levels, compared to an increase of 2.6% in 2006. Staff additions and benefits costs continue to be a significant contributor to personnel expense, while the increases in those areas were offset by reductions in the amounts paid to co-workers for bonuses and 401(k) profit sharing contributions, as a result of the reduced earnings in 2007.

The increase in occupancy and equipment expense in 2007 over 2006 levels resulted in part from full-year operation of a new banking office by UBTW and expansion of office space at its Ann Arbor office in 2006, combined with ongoing investment in technology and equipment. External data processing costs were up modestly in 2007, with a portion of the increases reflecting a full year of expenses for outsourcing of accounting and processing for the Company's Wealth Management Group, following a data processing conversion during 2006. Additional increases were primarily related to processing of ATM, credit card and internet banking transactions, resulting from increased volume in these areas.

Advertising and marketing expenses increased by 12.2% over 2006 levels, following a modest decline in 2006. The increase reflects the cost of increased marketing and advertising presence in the communities served by the Banks, as well as continued development of the Company's brand. Attorney, accounting and other professional fees were down 15.5% from 2006 levels. The decline was primarily a result of unusually high expenditures in 2006 relating to a change in processing within the Wealth Management group, as back office processing functions of the department were outsourced.

Other losses include fraud losses, losses on closed accounts and write-offs on the sale of property held as other real estate. These losses increased broadly across all categories in 2007, and the increase reflects a general trend in the economy and the industry. Other expenses were up 6.7% over 2007, with increases in FDIC insurance costs, shareholder and compliance expense contributing some of the larger increases for the year.

Federal Income Tax

The following chart shows the effective federal tax rates of the Company for the past three years, in thousands of dollars where applicable.

Effective Tax Rates           2007      2006      2005
-------------------          ------   -------   -------
Income before tax            $7,217   $12,392   $11,505
Federal income tax           $1,635   $ 3,420   $ 3,181
Effective federal tax rate     22.7%     27.6%     27.6%


                                    Page A-9

As is apparent by the above table, the Company's effective federal tax rate improved significantly in 2007 over 2006. This improvement resulted as the tax-exempt income made up a larger percentage of total pre-tax income. Income from bank owned life insurance and tax credits from participation in a low-income housing partnership helps to reduce the Company's federal income taxes. Tax exempt income continues to be a significant factor in the tax calculation for the Company, due to the percentage of the investment portfolio carried in tax exempt municipal securities and loans. The Banks intend to continue to invest in tax-exempt assets as long as liquidity, safety and tax equivalent yields make them an attractive alternative.

FINANCIAL CONDITION

Securities

Dollars of loan growth in excess of deposit growth resulted in a decline of $9.9 million in the Company's securities portfolio during 2007. The makeup of the Company's investment portfolio continues to evolve with the growth of the Company, and the mix of the consolidated investment portfolio has continued to shift to meet liquidity and interest rate risk needs. On a consolidated basis, investment in all categories of securities declined in 2007, with the largest decreases in U.S. agency investments and obligations of states and political subdivisions.

Changes in the various categories of the Company's investment portfolio are shown in the chart below.

Change in Categories of Securities Portfolio, in thousands of dollars     2007      2006
---------------------------------------------------------------------   -------   -------
U.S. Treasury and agency securities                                     $(4,848)  $(5,312)
Mortgage backed agency securities                                          (894)     (920)
Obligations of states and political subdivisions                         (4,241)   (1,241)
Corporate, asset backed and other securities                                 70      (148)
                                                                        -------   -------
   Change in total securities                                           $(9,913)  $(7,621)
                                                                        =======   =======

These changes are also reflected in the percentage makeup of the portfolio. The following chart shows the percentage mix of the securities portfolio.

Percentage Makeup of Securities Portfolio at December 31,    2007    2006
---------------------------------------------------------   -----   -----
U.S. Treasury and agency securities                          39.0%   40.1%
Mortgage backed agency securities                            15.2%   14.6%
Obligations of states and political subdivisions             42.1%   42.1%
Corporate, asset backed and other securities                  3.7%    3.3%
                                                            -----   -----
   Total investment securities                              100.0%  100.0%
                                                            =====   =====

Investments in U.S. Treasury and agency securities are considered to possess low credit risk. Obligations of U.S. government agency mortgage-backed securities possess a somewhat higher interest rate risk due to certain prepayment risks. The municipal portfolio contains a small amount of geographic risk, as approximately 6% of that portfolio is issued by political subdivisions located within Lenawee County, Michigan. The Company's portfolio contains no "high risk" mortgage securities or structured notes.

The Company's current and projected tax position continues to make carrying tax-exempt securities valuable to the Banks, and the Company does not anticipate being subject to alternative minimum tax in the near future. The Banks' investment in local municipal issues also reflects their commitment to the development of the local area through support of its local political subdivisions.


                                    Page A-10

Unrealized gains and losses within the investment portfolio are temporary, since they are a result of market changes, rather than a reflection of credit quality. Management has no specific intent to sell any securities, although the entire investment portfolio is classified as available for sale. The chart below summarizes unrealized gains and losses in each category of the portfolio at the end of 2007 and 2006, in thousands of dollars.

Unrealized Gains and Losses in the Investment Portfolio   2007   2006   Change
-------------------------------------------------------   ----   ----   ------
U.S. Treasury and agency securities                       $158   $(54)   $212
Mortgage backed agency securities                            7    (62)     69
Obligations of states and political subdivisions           225    143      82
Corporate, asset backed and other securities                45     75     (30)
                                                          ----   ----    ----
   Total investment securities                            $435   $102    $333
                                                          ====   ====    ====

Loans

The chart below shows the percentage change in each category of the loan portfolio for 2007 and 2006.

Percentage Change in Categories of Loan Portfolio      2007   2006
-------------------------------------------------     -----   ----
Personal                                                7.8%  11.6%
Business, including commercial mortgages               14.9%   2.4%
Tax exempt                                             -4.6%  -9.3%
Residential mortgage, including loans held for sale     7.2%  27.3%
Commercial construction and development               -14.1%   9.7%
   Total loans                                          8.1%   7.8%
                                                      =====   ====

As full service lenders, the Banks offer a variety of loan products in their markets. Loan growth was 8.1% in 2007. Personal loan balances grew 7.8% for the year, following an increase of 11.6% in 2006 over 2005. Activity in 2007 was in all categories of personal loans, but the largest growth was in home equity loans and personal lines of credit. Personal loans on the Company's balance sheet include direct and indirect loans for automobiles, boats and recreational vehicles, and other items for personal use. In addition, amounts outstanding in personal lines of credit and home equity loans are included in this loan category.

Business loan growth increased considerably in 2007, following slower growth in 2006. Total loans outstanding to businesses increased 14.9% in 2007, compared to an increase of 2.4% in 2006 over 2005. The growth in loans to commercial enterprises is derived from all of the markets the Banks serve. In addition, the Banks purchase and sell participations in business loans, in order to diversify their geographic risk. Participation in tax exempt financing reflects continued involvement in funding local community expansion at local municipalities and school districts, reduced by normal amortizations of loan balances. Tax-exempt loan balances declined in 2007 and 2006, as a result of scheduled amortizations and maturities, as well as decreased demand for this type of loans within the market areas of the Banks.

The Banks generally sell their production of fixed-rate mortgages on the secondary market, and retain nonconforming loans and shorter-term adjustable rate mortgages in their portfolios. As a result, the mix of mortgage production for any given year will have an impact on the amount of mortgages held in the portfolios of the Banks. While growth of residential mortgage balances on the Banks' portfolios slowed compared to 2006, growth of 7.2% in 2007 reflects continued retention of ARM products and large non-conforming residential mortgages, which are generally retained in the loan portfolios of the Banks.


                                    Page A-11

Loans for commercial construction and development declined by 14.1% in 2007, following an increase of 9.7% in 2006. The decline in balances reflects both a reduction of the amount of construction loan volume as a result of a slowing of the commercial mortgage and residential housing activity in the Company's market area, but also reflects the payoff or charge-off of a number of construction and development loans during the year. Residential construction loans will convert to residential mortgages to be retained in the Banks' portfolios or to be sold in the secondary market, while commercial construction loans will eventually be converted to commercial mortgages.

Credit Quality

The Company continues to actively monitor delinquencies, nonperforming assets and potential problem loans. The aggregate amount of non-performing loans is presented in the table below. For purposes of that summary, loans renewed on market terms existing at the time of renewal are not considered troubled debt restructurings. The accrual of interest income is discontinued when a loan becomes ninety days past due unless it is both well secured and in the process of collection, or the borrower's capacity to repay the loan and the collateral value appear sufficient.

The chart below shows the amount of nonperforming assets by category at December 31 for each of the past five years.

Nonperforming Assets, in thousands of dollars       2007     2006     2005     2004     2003
---------------------------------------------     -------   ------   ------   ------   ------
Nonaccrual loans                                  $13,695   $5,427   $5,609   $3,709   $3,635
Accruing loans past due 90 days or more             1,455      855    1,153    1,674      761
Troubled debt restructurings                           --       --       --       --       --
                                                  -------   ------   ------   ------   ------
   Total nonperforming loans                       15,150    6,282    6,762    5,383    4,396
Other real estate                                   2,253    1,063      871      844      593
                                                  -------   ------   ------   ------   ------
   Total nonperforming assets                     $17,403   $7,345   $7,633   $6,227   $4,989
                                                  =======   ======   ======   ======   ======
Percent of nonperforming loans to total loans        2.33%    1.04%    1.21%    1.08%    0.98%
                                                  =======   ======   ======   ======   ======
Percent of nonperforming assets to total assets      2.19%    0.98%    1.07%    0.96%    0.82%
                                                  =======   ======   ======   ======   ======

Total nonperforming assets increased significantly during the fourth quarter of 2007. Nonaccrual loans increased by $8.3 million from the end of 2006, and delinquent loans were at the highest level since the end of 2004. The increase in nonaccrual loans and delinquency reflects a deterioration of the residential real estate development business in the Banks' markets. In addition, the economic conditions have resulted in challenges for other of the Banks' business clients. Collection efforts continue with all delinquent clients, to bring them back to performing status. Total nonperforming loans as a percent of total loans moved from 1.04% at the end of 2006 to 2.33% at the end of 2007.

Holdings of other real estate increased by $1.2 million in 2007. These holdings include eleven properties that were acquired through foreclosure or in lieu of foreclosure. The properties include residential homes and lots, as well as commercial properties. One property is leased, and all are for sale.

Credit quality is dependent in part on the makeup of the loan portfolio. The following chart shows the percentage makeup of the loan portfolio.

Percentage Makeup of Loan Portfolio at December 31,    2007    2006
---------------------------------------------------   -----   -----
Personal                                               15.1%   15.1%
Business, including commercial mortgages               57.9%   54.5%
Tax exempt                                              0.4%    0.5%
Residential mortgage, including loans held for sale    14.1%   14.2%
Commercial construction and development                12.5%   15.7%
                                                      -----   -----
   Total loans                                        100.0%  100.0%
                                                      =====   =====


                                    Page A-12

The personal loan portfolio consists of direct and indirect installment, home equity and unsecured revolving line of credit loans. Installment loans consist primarily of home equity loans and loans for consumer durable goods, principally automobiles. Indirect personal loans consist of loans for automobiles, boats and manufactured housing, but make up a small percent of the personal loans.

Business loans carry the largest balances per loan, and therefore, any single loss would be proportionally larger than losses in other portfolios. Because of this, the Banks use an independent loan review firm to assess the continued quality of its business loan portfolio. This is in addition to the precautions taken with credit quality in the other loan portfolios. Business loans consist of approximately 64.2% of loans secured by nonfarm, nonresidential real estate. There are no other significant concentrations in the business loan portfolio. Further information concerning credit quality is contained in Note 5 of the Notes to Consolidated Financial Statements.

Deposits

Deposit totals increased $43.5 million in 2007, or 6.9% for the year, compared to deposit growth of $37.4 million in 2006, or 6.3% in 2006. Much of the deposit growth during 2007 was in certificates of deposit. While the Banks maintain a small amount of purchased or brokered deposits, they do not support their growth through the use of those products. The Banks' deposit rates are consistently competitive with other banks in its market area. The majority of the Company's deposits are derived from core client sources, relating to long term relationships with local personal, business and public clients. The following chart shows the percentage change in deposits by category for 2007 and 2006.

Percentage Change in Deposits by Category    2007    2006
-----------------------------------------   -----   -----
Noninterest bearing deposits                -4.3%   -8.0%
Interest bearing deposits                    8.6%    8.8%
   Total deposits                            6.9%    6.3%
                                            ====    ====

The chart below shows the percentage makeup of the deposit portfolio in 2007 and 2006.

Percentage Breakdown of Deposit Portfolio as of December 31,    2007    2006
------------------------------------------------------------   -----   -----
Noninterest bearing deposits                                    11.6%   13.0%
Interest bearing deposits                                       88.4%   87.0%
                                                               -----   -----
   Total deposits                                              100.0%  100.0%
                                                               =====   =====

Cash Equivalents and Borrowed Funds

The Company maintains correspondent accounts with a number of other banks for various purposes. In addition, cash sufficient to meet the operating needs of its banking offices is maintained at its lowest practical levels. The Banks are also participants in the federal funds market, either as borrowers or sellers. Federal funds are generally borrowed or sold for one-day periods. The Banks also have the ability to utilize short term advances from the Federal Home Loan Bank of Indianapolis ("FHLBI") and borrowings at the discount window of the Federal Reserve Bank as additional short-term funding sources. Federal funds were used during 2007 and 2006, while short term advances and discount window borrowings were not utilized during either year.

The Company periodically finds it advantageous to utilize longer term borrowings from the FHLBI. These long-term borrowings, as detailed in Note 11 of the Notes to Consolidated Financial Statements, serve to provide a balance to some of the interest rate risk inherent in the Company's balance sheet. Additional information regarding borrowed funds is found in the section below.


                                    Page A-13

LIQUIDITY, FUNDS MANAGEMENT AND MARKET RISK

Liquidity

During 2007, the Company's cash and cash equivalents increased as a result of normal activities within the balance sheet and income statement. Throughout 2007, the Company participated in the federal funds market; at times as a provider of funds and at other times as a purchaser. Funding needs varied throughout the year, and overall, the Company's average net excess funds during 2007 were lower than in 2006. The Company averaged net federal funds sold of $2.5 million during 2007, compared to $5.9 million for 2006. These changes were primarily a result of timing differences between loan, investment and deposit growth.

Deposits grew $43.5 million in 2007, and FHLB advances increased by $3.7 million as a result of new borrowings in excess of maturities. Net loans increased by $44.1 million, and total investments declined by $9.9 million. All of these changes contributed to the Company's increase in excess funds at the end of 2007 compared to 2006.

The Banks monitor their liquidity position regularly, and are in compliance with regulatory guidelines for liquidity. The cash flows of the Company are relatively predictable. While loan and deposit cash flows are determined to a large extent by the actions of its clients, the Company is able to control its cash flows with regard to borrowings and investments. The Company has a number of liquidity sources other than deposits, including federal funds and other lines of credit with correspondent banks, securities available for sale, and lines of credit with the FHLB. Information concerning available lines is contained in Note 10 of the Notes to Consolidated Financial Statements.

Funds Management and Market Risk

The composition of the Company's balance sheet consists of investments in interest earning assets (loans and investment securities) that are funded by interest bearing liabilities (deposits and borrowings). These financial instruments have varying levels of sensitivity to changes in market interest rates resulting in market risk.

Policies of the Company place strong emphasis on stabilizing net interest margin while managing interest rate, liquidity and market risks, with the goal of providing a sustained level of satisfactory earnings. The Funds Management, Investment and Loan policies provide direction for the flow of funds necessary to supply the needs of depositors and borrowers. Management of interest sensitive assets and liabilities is also necessary to reduce interest rate risk during times of fluctuating interest rates.

Interest rate risk is the exposure of the Company's financial condition to adverse movements in interest rates. It results from differences in the maturities or timing of interest adjustments of the Company's assets, liabilities and off-balance-sheet instruments; from changes in the slope of the yield curve; from imperfect correlations in the adjustment of interest rates earned and paid on different financial instruments with otherwise similar repricing characteristics; and from interest rate related options embedded in the Company's products such as prepayment and early withdrawal options.

A number of measures are used to monitor and manage interest rate risk, including interest sensitivity and income simulation analyses. An interest sensitivity model is the primary tool used to assess this risk, with supplemental information supplied by an income simulation model. The simulation model is used to estimate the effect that specific interest rate changes would have on twelve months of pretax net interest income assuming an immediate and sustained up or down parallel change in interest rates of 200 basis


                                    Page A-14
points. Key assumptions in the models include prepayment speeds on mortgage related assets; cash flows and maturities of financial instruments; changes in market conditions, loan volumes and pricing; and management's determination of core deposit sensitivity. These assumptions are inherently uncertain and, as a result, the models cannot precisely estimate net interest income or precisely predict the impact of higher or lower interest rates on net interest income. Actual results will differ from simulated results due to timing, magnitude, and frequency of interest rate changes and changes in market conditions. Based on the results of the simulation model as of December 31, 2007, the Company would expect a maximum potential reduction in net interest margin of 2% if market rates increased or decreased under an immediate and sustained parallel shift of 200 basis points.

During 2007, the Company increased its usage of long-term fixed rate FHLB advances, following declines in 2006 and 2005. In addition, the Company remained in a liability-sensitive position in the twelve-month timeframe based on internal interest sensitivity measures.

The following table provides information about the Company's financial instruments used for purposes other than trading that are sensitive to changes in interest rates. For loans, securities, and liabilities with contractual maturities, the table presents principal cash flows and related weighted average interest rates by the earlier of the contractual maturity or call dates as well as market and historical experience of the impact of interest rate fluctuations on the prepayment of mortgage-backed securities. Weighted average variable rates are based on current rates and indexes. The Company currently has no market sensitive instruments entered into for trading purposes and no off-balance-sheet interest rate swaps or caps. The information is in thousands of dollars as of December 31, 2007 and 2006.

                   FINANCIAL INSTRUMENTS AT DECEMBER 31, 2007

                                     Principal Amount Maturing In:
RATE-SENSITIVE               --------------------------------------------                          Fair
   ASSETS:                     2008      2009     2010     2011     2012   Thereafter    Total     Value
--------------               --------  -------  -------  -------  -------  ----------  --------  --------
Fixed Rate:
   Loans                     $ 53,901  $53,241  $42,059  $44,809  $34,565   $139,570   $369,377  $368,937
   Average Rate                   7.3%     7.1%     7.3%     7.7%     7.6%       6.0%       6.8%
   Investments               $ 38,876  $ 8,997  $ 5,103  $ 5,951  $ 3,125   $ 15,648   $ 77,699  $ 77,699
   Average Rate                   4.7%     4.7%     4.8%     4.2%     4.7%       4.2%       4.6%
Variable Rate:
   Loans                     $123,545  $31,465  $16,518  $13,416  $14,406   $ 82,805   $282,154  $282,549
   Average Rate                   7.5%     6.8%     6.0%     5.7%     5.8%       8.6%       7.5%
   Investments               $  1,950  $ 1,401  $   603  $    78  $    74   $    514   $  4,620  $  7,781
   Average Rate                   5.1%     5.0%     4.9%     6.2%     6.2%       4.8%       5.0%
Other interest
     earning assets          $ 14,272                                                  $ 14,272  $ 14,272
Average interest rate             3.2%                                                      3.2%

RATE-SENSITIVE LIABILITIES:
Noninterest bearing demand                                                  $ 77,878   $ 77,878  $ 77,863
Savings & interest
   bearing demand            $326,801                                                  $326,801  $326,801
Average interest rate             2.1%                                                      2.1%
Time deposits                $200,832  $46,961  $14,180  $ 2,061  $ 2,824   $     --   $266,858  $267,140
Average interest rate             4.8%     4.6%     5.0%     4.7%     4.9%       0.0%       4.7%
Fixed rate borrowings        $ 10,428  $18,530  $11,500  $    --  $ 2,000   $  2,153   $ 44,611  $ 45,252
Average interest rate             4.1%     4.8%     4.9%     4.0%     5.4%       5.3%       4.7%
Other interest bearing
   liabilities               $     --                                                  $     --  $     --
Average interest rate             0.0%                                                      0.0%


                                    Page A-15

                   FINANCIAL INSTRUMENTS AT DECEMBER 31, 2006

                                     Principal Amount Maturing In:
RATE-SENSITIVE               --------------------------------------------                          Fair
    ASSETS:                    2006      2007     2008     2009     2010   Thereafter    Total     Value
--------------               --------  -------  -------  -------  -------  ----------  --------  --------
Fixed Rate:
   Loans                     $ 63,826  $39,631  $35,830  $37,106  $36,879   $94,078    $307,350  $304,931
   Average Rate                   7.3%     7.2%     7.1%     7.0%     7.6%      6.2%        6.9%
   Investments               $ 33,725  $22,268  $ 5,016  $ 4,369  $ 3,806   $15,690    $ 84,874  $ 85,360
   Average Rate                   4.4%     4.8%     4.7%     5.1%     4.0%      4.1%        4.5%
Variable Rate:
   Loans                     $112,291  $36,044  $26,096  $17,717  $15,729   $86,536    $294,413  $293,963
   Average Rate                   8.5%     7.8%     6.8%     5.8%     6.0%      8.6%        8.0%
   Investments               $  1,945  $ 1,184  $   988  $   819  $   359   $ 2,498    $  7,793  $  7,781
   Average Rate                   3.6%     4.0%     3.6%     3.6%     4.4%      4.0%        3.9%
Other interest
   earning assets            $  6,812                                                  $  6,812  $  6,812
Average interest rate             4.5%                                                      4.5%

RATE-SENSITIVE LIABILITIES:
Noninterest bearing demand                                                  $81,373    $ 81,373  $ 81,373
Savings & interest
   bearing demand            $317,340                                                  $317,340  $317,340
Average interest rate             2.4%                                                      2.4%
Time deposits                $160,766  $46,583  $19,501  $ 1,115  $ 1,269   $    55    $229,289  $230,232
Average interest rate             4.6%     4.6%     4.4%     3.2%     5.0%      5.0%        4.6%
Fixed rate borrowings        $ 21,339  $10,429  $ 6,000  $ 1,000  $    --   $ 2,177    $ 40,945  $ 40,656
Average interest rate             5.0%     4.1%     4.4%     4.0%     0.0%      5.3%        4.7%
Other interest bearing
   liabilities               $     77                                                  $     77  $     77
Average interest rate             0.5%                                                      0.5%

The Company's primary market risk exposure decreased from 2006 to 2007, based on data supplied by its measurement systems. This market risk exposure is if rates decline. The Company's exposure to market risk is reviewed on a regular basis by the Funds Management Committee. The policy objective is to manage the Company's assets and liabilities to provide an optimum and consistent level of earnings within the framework of acceptable risk standards.

The Funds Management Committee is also responsible for evaluating and anticipating various risks other than interest rate risk. Those risks include prepayment risk, credit risk and liquidity risk. The Committee is made up of senior members of management, and continually monitors the makeup of interest sensitive assets and liabilities to assure appropriate liquidity, maintain interest margins and to protect earnings in the face of changing interest rates and other economic factors.

The Funds Management policy provides for a level of interest sensitivity which, Management believes, allows the Company to take advantage of opportunities within the market relating to liquidity and interest rate risk, allowing flexibility without subjecting the Company to undue exposure to risk. In addition, other measures are used to evaluate and project the anticipated results of Management's decisions.

The following table shows the rate sensitivity of earning assets and interest bearing liabilities as of December 31, 2007. Loans and investments are categorized using the earlier of their scheduled payment, call, or repricing dates, where applicable. Savings, NOW and money market deposit accounts are considered to be immediately repriceable. All other liabilities are reported by their scheduled maturities, and no adjustments for possible prepayments are included in the table.


                                    Page A-16

                          INTEREST SENSITIVITY SUMMARY

                                                                                                Over 10
In thousands of dollars                            0-3 Mo.     4-12 Mo.    1-5 Yrs   5-10 Yrs    Years      Total
-----------------------                           ---------   ---------   --------   --------   -------   --------
Securities                                        $  21,759   $  24,925   $ 23,176   $ 14,733   $ 1,305   $ 85,898
Loans                                               228,751      60,080    291,267     57,208    12,994    650,300
                                                  ---------   ---------   --------   --------   -------   --------
   Total earning assets                           $ 250,510   $  85,005   $314,443   $ 71,941   $14,299   $736,198
Interest bearing deposits                         $ 401,783   $ 125,850   $ 66,026   $     --   $    --   $593,659
Other borrowings                                      4,500       5,928     32,030         --     2,153     44,611
                                                  ---------   ---------   --------   --------   -------   --------
   Total interest bearing liabilities             $ 406,283   $ 131,778   $ 98,056   $     --   $ 2,153   $638,270
                                                  ---------   ---------   --------   --------   -------   --------
Net asset (liability) interest
   sensitivity exposure                           $(155,773)  $ (46,773)  $216,387   $ 71,941   $12,146   $ 97,928
Cumulative net asset (liability) exposure         $(155,773)  $(202,546)  $ 13,841   $ 85,782   $97,928
Cumulative ratio of asset to liability exposure        0.62        0.62       1.02       1.13      1.15   to one
Cumulative exposure as a percent
   of total assets                                    -19.6%      -25.5%       1.7%      10.8%     12.3%
                                                  =========   =========   ========   ========   =======   ========

CAPITAL RESOURCES

The common stock of the Company is traded on the Over The Counter Bulletin Board as UBMI. It is the policy of the Company to pay 30% to 45% of net earnings as cash dividends to shareholders. The payout ratio for 2007 was 73.7%, compared to 42.5% for 2006. The increased payout ratio for 2007 was due primarily to the net income impact of the charge to the Company's provision for loan losses in the fourth quarter. Cash dividends per share have continued to increase, providing steady return to shareholders. Book value of the Company's stock increased from $14.20 at the end of 2006 to $14.33 at December 31, 2007. A 100% stock dividend was paid in 2007, and a 5% stock dividend was paid to shareholders in 2006.

The ratios of average equity to average assets of the Banks and the Company declined from 2006 levels, as a result of a stock buyback program initiated in 2007, combined with slower growth in capital as a result of the reduction of earnings in 2007. The Company's capital ratios exceed the levels required by its regulators, and Management continues to evaluate methods to optimize the high levels of equity of the Company. The table in Note 18 of the Notes to Consolidated Financial Statements details the capital ratios of the Company. The Company and the Banks are considered to be well-capitalized by the regulators.

The Company maintains a short-term strategic plan and a five year plan, and utilizes a formal strategic planning process. Management and the Board continue to monitor long term goals, which include maintaining capital growth in relation to asset growth, and the retention of a portion of earnings to fund growth while providing a reasonable return to shareholders.

CONTRACTUAL OBLIGATIONS

The following table details the Company's known contractual obligations at December 31, 2007, in thousands of dollars:

                             Payments due by period

                                 Less than                           More than
Contractual Obligations            1 year    1-3 years   3-5 years    5 years     Total
-----------------------          ---------   ---------   ---------   ---------   -------
Long term debt (FHLB advances)    $10,428     $30,030      $2,000      $2,153    $44,611
Operating lease arrangements          970       1,858       1,861       3,043      7,732
Purchase agreements                    --          --          --          --         --
                                  -------     -------      ------      ------    -------
   Total                          $11,398     $31,888      $3,861      $5,196    $52,343
                                  =======     =======      ======      ======    =======


                                    Page A-17

PROSPECTIVE ACCOUNTING AND REGULATORY CHANGES

On September 6, 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 157, Fair Value Measurements. SFAS 157 clarifies the fair value measurement objective, its application in GAAP and establishes a framework that builds on current practice and requirements. The framework simplifies and, where appropriate, codifies the similar guidance in existing pronouncements and applies broadly to financial and non financial assets and liabilities. The Statement clarifies the definition of fair values as a price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, known as an exit-price definition of fair value. It also provides further guidance on the valuation techniques to be used in estimating fair value. Current disclosures about the use of fair value to measure assets and liabilities are expanded in this Statement. The disclosures focus on the methods used for fair value measurements and apply whether the assets and liabilities are measured at fair value in all periods, such as trading securities, or in only some periods, such as impaired assets. The Statement is effective for all financial statements issued for fiscal years beginning after November 15, 2007 as well as for interim periods within such fiscal years. The Company is currently evaluating the impact of this Statement on its financial statements.

In February, 2007, FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No.
115. SFAS 159 allows companies to report selected financial assets and liabilities at fair value. The changes in fair value are recognized in earnings and the assets and liabilities measured under this methodology are required to be displayed separately in the balance sheet. The main intent of the Statement is to mitigate the difficulty in determining reported earnings caused by a "mixed-attribute model" (or reporting some assets at fair value and others using a different valuation attribute such as amortized cost). The project is separated into two phases. The first phase addresses the creation of a fair value option for financial assets and liabilities. A second phase will address creating a fair value option for selected non-financial items. SFAS 159 is effective for all financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of this Statement on its financial statements and did not elect to early adopt.

In December, 2007, FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements and SFAS 141R, Business Combinations. Both are effective for annual periods beginning after December 15, 2008. The Company is currently evaluating the impact of these Statements, but does not believe that either will have a measurable impact on its financial statements.

Management is not aware of any other trends, events or uncertainties that are likely to have a material effect on the Company's liquidity, capital resources, or operations. In addition, Management is not aware of any current recommendations by regulatory authorities, other than those previously discussed, which would have such an effect.

CRITICAL ACCOUNTING POLICIES

The accounting and reporting policies of the Company are in accordance with accounting principles generally accepted in the United States and conform to general practices within the banking industry. The Company's significant accounting policies are described in detail in the notes to the Company's consolidated financial statements for the year ended December 31, 2007. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. The financial position and results of operations can be affected by these estimates and assumptions and are integral to the understanding of reported results. Critical accounting


                                    Page A-18
policies are those policies that management believes are the most important to the portrayal of the Company's financial condition and results, and they require management to make estimates that are difficult, subjective, or complex.

Allowance for Credit Losses

The allowance for credit losses provides coverage for probable losses inherent in the Company's loan portfolio. Management evaluates the adequacy of the allowance for credit losses each quarter based on changes, if any, in underwriting activities, the loan portfolio composition (including product mix and geographic, industry or customer-specific concentrations), trends in loan performance, regulatory guidance and economic factors. This evaluation is inherently subjective, as it requires the use of significant management estimates. Many factors can affect management's estimates of specific and expected losses, including volatility of default probabilities, rating migrations, loss severity and economic and political conditions. The allowance is increased through provisions charged to operating earnings and reduced by net charge-offs.

The Company determines the amount of the allowance based on relative risk characteristics of the loan portfolio. The allowance recorded for commercial loans is based on reviews of individual credit relationships and an analysis of the migration of commercial loans and actual loss experience. The allowance recorded for homogeneous consumer loans is based on an analysis of loan mix, risk characteristics of the portfolio, fraud loss and bankruptcy experiences, and historical losses, adjusted for current trends, for each homogeneous category or group of loans. The allowance for credit losses relating to impaired loans is based on the loan's observable market price, the collateral for certain collateral-dependent loans, or the discounted cash flows using the loan's effective interest rate.

Regardless of the extent of the Company's analysis of client performance, portfolio trends or risk management processes, certain inherent but undetected losses are probable within the loan portfolio. This is due to several factors including inherent delays in obtaining information regarding a client's financial condition or changes in their unique business conditions, the judgmental nature of individual loan evaluations, collateral assessments and the interpretation of economic trends. Volatility of economic or client-specific conditions affecting the identification and estimation of losses for larger non-homogeneous credits and the sensitivity of assumptions utilized to establish allowances for homogenous groups of loans are among other factors. The Company estimates a range of inherent losses related to the existence of these exposures. The estimates are based upon the Company's evaluation of imprecision risk associated with the commercial and consumer allowance levels and the estimated impact of the current economic environment.

Mortgage Servicing Rights

Mortgage servicing rights ("MSRs") associated with loans originated and sold, where servicing is retained, are capitalized and included in other intangible assets in the consolidated balance sheet. The value of the capitalized servicing rights represents the present value of the future servicing fees arising from the right to service loans in the portfolio. Critical accounting policies for MSRs relate to the initial valuation and subsequent impairment tests. The methodology used to determine the valuation of MSRs requires the development and use of a number of estimates, including anticipated principal amortization and prepayments of that principal balance. Events that may significantly affect the estimates used are changes in interest rates, mortgage loan prepayment speeds and the payment performance of the underlying loans. The carrying value of the MSRs is periodically reviewed for impairment based on a determination of fair value. For purposes of measuring impairment, the servicing rights are compared to a valuation prepared based on a discounted cash flow methodology, utilizing current prepayment speeds and discount rates. Impairment, if any, is recognized through a valuation allowance and is recorded as amortization of intangible assets.


                                    Page A-19

Goodwill and Other Intangibles

The Company records all assets and liabilities acquired in purchase acquisitions, including goodwill and other intangibles, at fair value as required by SFAS 141. Goodwill is subject, at a minimum, to annual tests for impairment. Other intangible assets are amortized over their estimated useful lives using straight-line and accelerated methods, and are subject to impairment if events or circumstances indicate a possible inability to realize the carrying amount. The initial goodwill and other intangibles recorded and subsequent impairment analysis requires management to make subjective judgments concerning estimates of how the acquired asset will perform in the future. Events and factors that may significantly affect the estimates include, among others, customer attrition, changes in revenue growth trends, specific industry conditions and changes in competition.

FORWARD-LOOKING STATEMENTS

Statements contained in Management's Discussion and Analysis of Financial Condition and Results of Operations include forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about the Company itself. Words such as "anticipate," "believe," "determine," "estimate," "expect," forecast, "intend," "is likely," "plan," "project," "opinion," variations of such terms, and similar expressions are intended to identify such forward-looking statements. The presentations and discussions of the provision and allowance for loan losses and determinations as to the need for other allowances presented in this report are inherently forward-looking statements in that they involve judgments and statements of belief as to the outcome of future events.

These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Internal and external factors that may cause such a difference include those discussed under "Risk Factors" in
Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2007 and generally include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of pending and future litigation and contingencies; trends in customer behavior and customer ability to repay loans; software failure, errors or miscalculations; and the vicissitudes of the national economy. The Company undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.


                                    Page A-20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
United Bancorp, Inc. and Subsidiaries

                                 (BKD LLP LOGO)

Audit Committee, Board of Directors and Shareholders
United Bancorp, Inc.
Tecumseh, Michigan

We have audited the accompanying consolidated balance sheets of United Bancorp, Inc. as of December 31, 2007 and 2006, and the related consolidated statements of income, cash flows, and changes in shareholders' equity for each of the years in the three-year period ended December 31, 2007. The Company's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. Our audits included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of United Bancorp, Inc. as of December 31, 2007, and 2006, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2007, in conformity with accounting principles generally accepted in the Unites States of America.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), United Bancorp, Inc.'s internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated February, 15, 2008, expressed an unqualified opinion on the effectiveness of the Company's internal control over financial reporting.


/s/ BKD, LLP

BKD, LLP

Indianapolis, Indiana
February 15, 2008


                                    Page A-21

CONSOLIDATED BALANCE SHEETS
United Bancorp, Inc. and Subsidiaries

                                                                         December 31,
                                                                     -------------------
In thousands of dollars                                                2007       2006
-----------------------                                              --------   --------
ASSETS
Cash and demand balances in other banks                              $ 17,996   $ 17,606
Federal funds sold                                                     11,130      3,770
                                                                     --------   --------
Total cash and cash equivalents                                        29,126     21,376
Securities available for sale                                          85,898     95,811
Loans held for sale                                                     5,770      5,772
Portfolio loans                                                       644,530    595,991
Less allowance for loan losses                                         12,306      7,849
                                                                     --------   --------
Net loans                                                             632,224    588,142
Premises and equipment, net                                            13,160     13,215
Goodwill                                                                3,469      3,469
Bank-owned life insurance                                              11,961     11,499
Accrued interest receivable and other assets                           14,079     11,705
                                                                     --------   --------
TOTAL ASSETS                                                         $795,687   $750,989
                                                                     ========   ========
LIABILITIES
Deposits
   Noninterest bearing deposits                                      $ 77,878   $ 81,373
   Interest bearing deposits                                          593,659    546,629
                                                                     --------   --------
Total deposits                                                        671,537    628,002
Short term borrowings                                                      --         77
Other borrowings                                                       44,611     40,945
Accrued interest payable and other liabilities                          6,572      7,429
                                                                     --------   --------
TOTAL LIABILITIES                                                     722,720    676,453
                                                                     --------   --------
COMMITMENTS AND CONTINGENT LIABILITIES
SHAREHOLDERS' EQUITY
Common stock and paid in capital, no par value; 10,000,000 shares authorized, 5,092,230 shares issued and outstanding in 2007 and
   5,247,432 in 2006                                                   67,860     71,075
Retained earnings                                                       4,814      3,393
Accumulated other comprehensive income, net of tax                        293         68
                                                                     --------   --------
TOTAL SHAREHOLDERS' EQUITY                                             72,967     74,536
                                                                     --------   --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                           $795,687   $750,989
                                                                     ========   ========

The accompanying notes are an integral part of these consolidated financial statements.


                                    Page A-22

CONSOLIDATED STATEMENTS OF INCOME
United Bancorp, Inc. and Subsidiaries

                                                      For the years ended December 31,
                                                      --------------------------------
In thousands of dollars, except per share data            2007      2006      2005
----------------------------------------------          -------   -------   --------
INTEREST INCOME
Loans                                                   $47,301   $42,900    $35,225
Securities
   Taxable                                                2,593     2,392      2,032
   Tax exempt                                             1,469     1,405      1,199
Federal funds sold                                          271       359        193
                                                        -------   -------    -------
Total interest income                                    51,634    47,056     38,649
                                                        -------   -------    -------
INTEREST EXPENSE
Deposits                                                 19,631    15,890     10,285
Short term borrowings                                       175        62         74
Other borrowings                                          2,067     1,850      1,927
                                                        -------   -------    -------
Total interest expense                                   21,873    17,802     12,286
                                                        -------   -------    -------
NET INTEREST INCOME                                      29,761    29,254     26,363
Provision for loan losses                                 8,637     2,123      1,332
                                                        -------   -------    -------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES      21,124    27,131     25,031
                                                        -------   -------    -------
NONINTEREST INCOME
Service charges on deposit accounts                       3,579     3,364      3,017
Wealth Management fee income                              4,801     4,762      4,672
Gains (losses) on securities transactions                     9        12         (1)
Income from loan sales and servicing                      1,749       906      1,215
ATM, debit and credit card fee income                     2,118     1,905      1,677
Income from bank-owned life insurance                       461       408        398
Other fee income                                            935       818        691
                                                        -------   -------    -------
Total noninterest income                                 13,652    12,175     11,669
                                                        -------   -------    -------
NONINTEREST EXPENSE
Salaries and employee benefits                           14,862    15,037     14,662
Occupancy and equipment expense                           4,724     4,344      4,074
External data processing                                  1,605     1,537      1,283
Advertising and marketing                                 1,193     1,063      1,106
Attorney, accounting and other professional fees          1,070     1,266        545
Director fees                                               413       447        384
Other expense                                             3,692     3,220      3,141
                                                        -------   -------    -------
Total noninterest expense                                27,559    26,914     25,195
                                                        -------   -------    -------
INCOME BEFORE FEDERAL INCOME TAX                          7,217    12,392     11,505
Federal income tax                                        1,635     3,420      3,181
                                                        -------   -------    -------
NET INCOME                                              $ 5,582   $ 8,972    $ 8,324
                                                        =======   =======    =======
Basic earnings per share                                $  1.06   $  1.69    $  1.58
Diluted earnings per share                                 1.06      1.69       1.57

The accompanying notes are an integral part of these consolidated financial statements.


                                    Page A-23

CONSOLIDATED STATEMENTS OF CASH FLOWS
United Bancorp, Inc. and Subsidiaries

                                                                            For the years ended December 31,
                                                                            -------------------------------
In thousands of dollars                                                        2007       2006       2005
-----------------------                                                      --------   --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                   $  5,582   $  8,972   $  8,324
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH FROM OPERATING ACTIVITIES
Depreciation and amortization                                                   1,390      1,520      1,892
Provision for loan losses                                                       8,637      2,123      1,332
Gain on sale of loans                                                          (1,248)      (563)      (940)
Proceeds from sales of loans originated for sale                               70,931     39,627     57,961
Loans originated for sale                                                     (69,681)   (43,776)   (56,979)
(Gain) Loss on securities transactions                                             (9)       (12)         1
Deferred income taxes                                                          (1,290)      (414)       313
Stock option expense                                                              205        222         --
Increase in cash surrender value on bank owned life insurance                    (461)      (408)      (398)
Change in investment in limited partnership                                       (36)       107        234
Excess tax benefits from exercised stock options                                  (20)       (28)      (265)
Change in accrued interest receivable and other assets                            588       (632)      (898)
Change in accrued interest payable and other liabilities                         (759)     1,650        204
                                                                             --------   --------   --------
Total adjustments                                                               8,247       (584)     2,457
                                                                             --------   --------   --------
Net cash from operating activities                                             13,829      8,388     10,781
                                                                             --------   --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES
Securities available for sale
   Purchases                                                                  (13,980)   (40,177)   (30,664)
   Sales                                                                           --        164         --
   Maturities and calls                                                        19,495     42,711     20,688
   Principal payments                                                           4,898      5,439      9,423
Net increase in loans                                                         (54,829)   (40,353)   (62,484)
Net premises and equipment expenditures                                        (1,226)    (1,468)    (1,126)
                                                                             --------   --------   --------
Net cash from investing activities                                            (45,642)   (33,684)   (64,163)
                                                                             --------   --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES
Net change in deposits                                                         43,535     37,350     60,774
Net change in short term borrowings                                               (77)    (6,299)    (2,350)
Principal payments on other borrowings                                        (21,364)    (8,033)    (1,569)
Proceeds from other borrowings                                                 25,030      6,750        950
Proceeds from common stock transactions                                           405        277        987
Purchase of common stock                                                       (3,873)        --         --
Excess tax benefits from exercised stock options                                   20         28        265
Dividends paid                                                                 (4,113)    (3,817)    (3,447)
                                                                             --------   --------   --------
Net cash from financing activities                                             39,563     26,256     55,610
                                                                             --------   --------   --------
NET CHANGE IN CASH AND CASH EQUIVALENTS                                         7,750        960      2,228
Cash and cash equivalents at beginning of year                                 21,376     20,416     18,188
                                                                             --------   --------   --------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                     $ 29,126   $ 21,376   $ 20,416
                                                                             ========   ========   ========
SUPPLEMENTAL DISCLOSURES:
Interest paid                                                                $ 20,677   $ 17,186   $ 11,571
Income tax paid                                                                 3,271      3,655      3,100
Loans transferred to other real estate                                          2,110        779        491

The accompanying notes are an integral part of these consolidated financial statements.


                                    Page A-24

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
United Bancorp, Inc. and Subsidiaries
For the years ended December 31, 2007, 2006, 2005

IN THOUSANDS OF DOLLARS,                                       Common    Retained
EXCEPT PER SHARE DATA                              Shares    Stock (1)   Earnings   AOCI (2)    Total
------------------------                         ---------   ---------   --------   --------   -------
Balance, January 1, 2005                         4,710,194    $54,133    $ 7,992     $  99     $62,224
Net income, 2005                                                           8,324                 8,324
Other comprehensive income (loss):
   Net change in unrealized gains (losses)
      on securities available for sale, net of
      reclass adjustments for realized gains
      (losses) and related taxes                                                      (368)       (368)
                                                                                               -------
Total comprehensive income                                                                       7,956
Cash dividends declared, $0.678 per share                                 (3,545)               (3,545)
Five percent stock dividend declared               237,362      7,952     (7,952)                   --
Common stock transactions                           38,920        527                              527
Tax effect of options exercised                                   265                              265
Director and management deferred
   stock plans                                                    309       (114)                  195
                                                 ---------    -------    -------     -----     -------
Balance, December 31, 2005                       4,986,476    $63,186    $ 4,705     $(269)    $67,622
Net income, 2006                                                           8,972                 8,972
Other comprehensive income (loss):
   Net change in unrealized gains (losses)
      on securities available for sale, net of
      reclass adjustments for realized gains
      (losses) and related taxes                                                       337         337
                                                                                               -------
Total comprehensive income                                                                       9,309
Cash dividends declared, $0.551 per share                                 (2,894)               (2,894)
Five percent stock dividend declared               249,944      7,280     (7,280)                   --
Common stock transactions                           11,012        277                              277
Tax effect of options exercised                                    28                               28
Director and management deferred
   stock plans                                                    304       (110)                  194
                                                 ---------    -------    -------     -----     -------
Balance, December 31, 2006                       5,247,432    $71,075    $ 3,393     $  68     $74,536
Net income, 2007                                                           5,582                 5,582
Other comprehensive income (loss):
   Net change in unrealized gains (losses)
   on securities available for sale, net of
   reclass adjustments for realized gains
   (losses) and related taxes                                                          225         225
                                                                                               -------
Total comprehensive income                                                                       5,807
Cash dividends declared, $0.79 per share                                  (4,113)               (4,113)
Common stock transactions                           25,551        423                              423
Purchase of common stock                          (180,753)    (3,873)                          (3,873)
Tax effect of options exercised                                    20                               20
Director and management deferred
   stock plans                                                    215        (48)                  167
                                                 ---------    -------    -------     -----     -------
Balance, December 31, 2007                       5,092,230    $67,860    $ 4,814     $ 293     $72,967
                                                 =========    =======    =======     =====     =======

(1)  Includes Paid In Capital

(2)  Accumulated Other Comprehensive Income (Loss), Net of Tax

The accompanying notes are an integral part of these consolidated financial statements.


                              Page A-25

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
United Bancorp, Inc. and Subsidiaries

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The consolidated financial statements include the accounts of United Bancorp, Inc. and its wholly owned subsidiaries, United Bank & Trust, United Bank & Trust
- Washtenaw and United Structured Finance Company, after elimination of significant intercompany transactions and accounts. The Company is engaged 100% in the business of commercial and retail banking, including insurance, and trust and investment services, with operations conducted through its offices located in Lenawee, Washtenaw, and Monroe Counties in southeastern Michigan. These counties are the source of substantially all of the Company's deposit, loan, insurance and trust activities.

USE OF ESTIMATES

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period as well as affecting the disclosures provided. Actual results could differ from those estimates. The allowance for loan losses and the fair values of financial instruments are particularly subject to change.

SECURITIES

Securities available for sale consist of bonds and notes which might be sold prior to maturity. Securities classified as available for sale are reported at their fair values and the related net unrealized holding gain or loss is reported in other comprehensive income. Other securities such as Federal Home Loan Bank stock are carried at cost. Premiums and discounts on securities are recognized in interest income using the interest method over the period to maturity. Realized gains or losses are based upon the amortized cost of the specific securities sold.

LOANS HELD FOR SALE

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or market value in the aggregate. Net unrealized losses, if any, are recognized in a valuation allowance by charges to income.

LOANS

Loans that Management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of deferred loan fees and costs and the allowance for loan losses. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term. Loans are placed on non-accrual status at ninety days or more past due and interest is considered a loss, unless the loan is well-secured and in the process of collection.

ALLOWANCE FOR LOAN LOSSES

The allowance for loan losses is maintained at a level believed adequate by Management to absorb probable incurred credit losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current economic conditions, volume, amount and composition of the loan portfolio, and other factors. The allowance is increased by provisions for loan losses charged to income. Loan losses are charged against the allowance when Management believes the uncollectability of a loan is confirmed. Subsequent recoveries, if any, are credited to the allowance.


                                    Page A-26

Loan impairment is reported when full payment under the loan terms is not expected. Impaired loans are carried at the present value of estimated future cash flows using the loan's existing rate, or the fair value of collateral if the loan is collateral dependent. A portion of the allowance for loan losses is allocated to impaired loans if the value of such loans is deemed to be less than the unpaid balance. If these allocations cause the allowance for loan losses to require increase, such increase is reported as a component of the provision for loan losses. Loans are evaluated for impairment when payments are delayed or when the internal grading system indicates a substandard or doubtful classification.

Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage, consumer, home equity and second mortgage loans. Commercial loans and mortgage loans secured by other properties are evaluated individually for impairment. When credit analysis of borrower operating results and financial condition indicates that underlying cash flows of the borrower's business are not adequate to meet its debt service requirements, including the Banks' loans to the borrower, the loan is evaluated for impairment. Often this is associated with a delay or shortfall of payments of thirty days or more. Loans are generally moved to nonaccrual status when ninety days or more past due or in bankruptcy. These loans are often also considered impaired. Impaired loans, or portions thereof, are charged off when deemed uncollectible. This typically occurs when the loan is 120 or more days past due unless the loan is both well-secured and in the process of collection.

PREMISES AND EQUIPMENT

Premises and equipment are stated at cost, less accumulated depreciation. The provisions for depreciation are computed principally by the straight line method, based on useful lives of ten to forty years for premises and three to eight years for equipment.

OTHER REAL ESTATE OWNED

Other real estate consists of properties acquired through foreclosure or acceptance of a deed in lieu of foreclosure and property acquired for possible future expansion. Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value, less estimated selling costs, at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed and the real estate is carried at the lower of cost basis or fair value, less estimated selling costs. The historical average holding period for such properties is less than eighteen months. As of December 31, 2007 and 2006, other real estate owned totaled $2,253,000 and $1,063,000, and is included in other assets on the consolidated balance sheets.

GOODWILL

Goodwill is tested annually for impairment. If the implied fair value of goodwill is lower than its carrying amount, a goodwill impairment is indicated and goodwill is written down to its implied fair value. Subsequent increases in goodwill value are not recognized in the financial statements.

SERVICING RIGHTS

Servicing rights are recognized as assets for the allocated value of retained servicing on loans sold. Servicing rights are expensed in proportion to, and over the period of, estimated net servicing revenues. Impairment is evaluated based on the fair value of the rights, using groupings of the underlying loans as to interest rates, remaining loan terms and prepayment characteristics. Any impairment of a grouping is reported as a valuation allowance.

LONG-TERM ASSETS

Long-term assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are written down to discounted amounts.


                                    Page A-27

INCOME TAX

The Company records income tax expense based on the amount of taxes due on its tax return plus deferred taxes computed based on the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, using enacted tax rates, adjusted for allowances made for uncertainty regarding the realization of deferred tax assets. The Company has no uncertain tax positions as defined by Financial Accounting Standards Board Interpretation No. 48.

EARNINGS PER SHARE

Amounts reported as earnings per share are based upon the weighted average number of shares outstanding plus the weighted average number of contingently issuable shares associated with the Directors' and Senior Management Group's deferred stock plans. In 2007 the company paid a 100% stock dividend, and in 2006 and 2005, the Company paid five percent stock dividends. Earnings per share, dividends per share, and weighted average shares have been restated to reflect the stock dividends.

In years prior to 2006, cash dividends were declared in the last month of the quarter, payable the end of the month following quarter-end. Effective with the first quarter of 2006, cash dividends are declared and are payable in the month following the end of the quarter. As a result of this change in schedule, the cash dividend declared in December of 2005 was paid in January, 2006, but no dividends were declared in the first quarter of 2006. While this change in procedure has not changed the number of dividends to be paid during the calendar year, for 2006 the number of cash dividends declared during the calendar year has been reduced by one.

STOCK BASED COMPENSATION

At December 31, 2007, the Company has a stock-based employee compensation plan, which is described more fully in Note 16. Prior to 2006, the Company accounted for this plan under the recognition and measurement principles of APB Opinion No. 25, "Accounting for Stock Issued to Employees" and related Interpretations. Accordingly, in 2005, no stock based employee compensation cost is reflected in net income, as all options granted under this plan had an exercise price equal to the market value of the underlying common stock at the grant date.

Effective January 1, 2006 the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123R, "Share Based Payment". The Company selected the modified prospective application. Accordingly, after December 31, 2005 the Company began expensing the fair value of stock options granted, modified, repurchased or cancelled.

The following table illustrates the effect on net income and earnings per share if the company had applied the fair value provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," to stock-based employee compensation as of December 31, 2004.

In thousands of dollars, except per share data                      2005
----------------------------------------------                     ------
Net income, as reported                                            $8,324
   Less: Total stock-based employee compensation cost
      determined under the fair value based method, net of taxes     (128)
                                                                   ------
Pro forma net income                                               $8,196
Earning per share:
   Basic As reported                                               $ 1.58
   Basic Pro forma                                                   1.55
   Diluted As reported                                               1.57
   Diluted Pro forma                                                 1.54


                                    Page A-28

For purposes of the pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Based on the use of estimates and the subjective nature of the assumptions used, the information presented above may not be representative of the pro forma impact in future years.

STATEMENTS OF CASH FLOWS

For purposes of this Statement, cash and cash equivalents include cash on hand, demand balances with banks, and federal funds sold. Federal funds are generally sold for one day periods. The Company reports net cash flows for client loan and deposit transactions, deposits made with other financial institutions, and short term borrowings with an original maturity of ninety days or less.

COMPREHENSIVE INCOME

Comprehensive income consists of net income and other comprehensive income
(loss). Other comprehensive income (loss) includes net unrealized gains and losses on securities available for sale, net of tax, which are also recognized as separate components of shareholders' equity.

INDUSTRY SEGMENT

The Company and its subsidiaries are primarily organized to operate in the banking industry. Substantially all revenues and services are derived from banking products and services in southeastern Michigan. While the Company's chief decision makers monitor various products and services, operations are managed and financial performance is evaluated on a Company-wide basis. Accordingly, all of the Company's banking operations are considered by Management to be aggregated in one business segment.

NOTE 2 - RESTRICTIONS ON CASH AND DEMAND BALANCES IN OTHER BANKS

The Banks are subject to average reserve and clearing balance requirements in the form of cash on hand or balances due from the Federal Reserve Bank. These reserve balances vary depending on the level of client deposits in the Banks. The amount of reserve and clearing balances required at December 31, 2007 totaled approximately $594,000.

NOTE 3 - SECURITIES

The fair value of securities as of December 31, 2007 and 2006 are as follows, in thousands of dollars:

                                                     Fair
SECURITIES AVAILABLE FOR SALE                       Value    Gains   Losses
-----------------------------                      -------   -----   ------
2007
U.S. Treasury and agency securities                $33,532    $183   $ (25)
Mortgage backed agency securities                   13,051      72     (65)
Obligations of states and political subdivisions    36,128     356    (131)
Corporate, asset backed and other securities         3,187      45      --
                                                   -------    ----   -----
   Total                                           $85,898    $656   $(221)
                                                   =======    ====   =====
2006
U.S. Treasury and agency securities                $38,380    $ 62   $(116)
Mortgage backed agency securities                   13,945      19     (81)
Obligations of states and political subdivisions    40,369     374    (231)
Corporate, asset backed and other securities         3,117      75      --
                                                   -------    ----   -----
   Total                                           $95,811    $530   $(428)
                                                   =======    ====   =====


                                    Page A-29

The Company's temporarily impaired investment securities as of December 31, 2007 and 2006 are shown below.

                            Less than 12 Months   12 Months or Longer         Total
                            -------------------   -------------------   ----------------
                                Fair                  Fair                Fair
In thousands of dollars        Value    Losses       Value    Losses     Value    Losses
-----------------------     -------------------   -------------------   ----------------
2007
U.S. Treasury and agency
   securities                 $ 2,010    $(24)      $ 2,997   $  (1)    $ 5,007   $ (25)
Mortgage backed agency
   securities                      --      --         3,148     (65)      3,148     (65)
Obligations of states and
   political subdivisions         660      (6)       10,687    (125)     11,347    (131)
                              -------    ----       -------   -----     -------   -----
      Total                   $ 2,670    $(30)      $16,832   $(191)    $19,502   $(221)
                              =======    ====       =======   =====     =======   =====
2006
U.S. Treasury and agency
   securities                 $ 9,386    $(28)      $13,622   $ (87)    $23,008   $(115)
Mortgage backed agency
   securities                   2,777     (28)        5,840     (53)      8,617     (81)
Obligations of states and
   political subdivisions       3,874     (26)       17,836    (206)     21,710    (232)
                              -------    ----       -------   -----     -------   -----
      Total                   $16,037    $(82)      $37,298   $(346)    $53,335   $(428)
                              =======    ====       =======   =====     =======   =====


Unrealized losses within the investment portfolio are temporary, as they are a result of market changes rather than a reflection of credit quality. Management has no specific intent to sell any securities, although the entire investment portfolio is classified as available for sale.

Sales activities for securities for the years indicated are shown in the following table. All sales were of securities identified as available for sale.

In thousands of dollars         2007   2006   2005
-----------------------         ----   ----   ----
Sales proceeds                   $--   $164    $--
Gross gains on sales              --     --     --
Gross gains (losses) on calls      9     12     (1)

The fair value of securities available for sale by contractual maturity are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Asset-backed securities are included in periods based on their estimated lives.

                                           Fair
In thousands of dollars                   Value
-----------------------                  -------
As of December 31, 2007
Due in one year or less                  $36,022
Due after one year through five years     32,651
Due after five years through ten years    12,678
Due after ten years                        1,360
Equity securities                          3,187
                                         -------
   Total securities                      $85,898
                                         =======

Securities carried at $8,529,000 and $15,122,000 as of December 31, 2007 and 2006 were pledged to secure deposits of public funds, funds borrowed, repurchase agreements, and for other purposes as required by law.


                                    Page A-30

NOTE 4 - LOANS

The table below shows total loans outstanding, including loans held for sale, at December 31. All loans are domestic and contain no concentrations by industry or client.

In thousands of dollars                      2007       2006
-----------------------                    --------   --------
Personal                                   $ 98,075   $ 91,002
Business, including commercial mortgages    376,637    327,928
Tax exempt                                    2,709      2,841
Residential mortgage                         86,023     79,864
Residential mortgages held for sale           5,770      5,772
Commercial construction and development      81,086     94,356
                                           --------   --------
   Total loans                             $650,300   $601,763
                                           ========   ========

Accruing loans delinquent ninety days or more totaled $1,455,000 and $855,000 at December 31, 2007 and 2006. Non-accruing loans at December 31, 2007 and 2006 were $13,695,000 and $5,427,000.

NOTE 5 - ALLOWANCE FOR LOAN LOSSES

An analysis of the allowance for loan losses for the years ended December 31 follows:

In thousands of dollars              2007     2006     2005
-----------------------            -------   ------   ------
Balance, January 1                 $ 7,849   $6,361   $5,766
Loans charged off                   (4,290)    (762)    (879)
Recoveries credited to allowance       110      127      142
Provision charged to operations      8,637    2,123    1,332
                                   -------   ------   ------
Balance, December 31               $12,306   $7,849   $6,361
                                   =======   ======   ======

Information regarding impaired loans for the years ended December 31 follows:

In thousands of dollars                                                 2007      2006     2005
-----------------------                                               -------   -------   ------
Average investment in impaired loans                                  $17,031   $ 8,439   $8,295
Interest income recognized on impaired loans                              545       481      216
Interest income recognized on a cash basis                                545       481      216
Balance of impaired loans at December 31                              $24,692   $10,219   $7,957
   Portion for which no allowance for loan losses is allocated          1,121     2,101    2,394
   Portion for which an allowance for loan losses is allocated         23,571     8,118    5,563
   Portion of allowance for loan losses allocated to impaired loans     6,055     2,044    1,087

NOTE 6 - LOAN SERVICING

Loans serviced for others are not included in the accompanying consolidated financial statements. The unpaid principal balance of loans serviced for others was $248,922,000 and $230,066,000 at December 31, 2007 and 2006. The balance of loans serviced for others related to servicing rights that have been capitalized was $249,270,000 and $225,629,000 at December 31, 2007 and 2006.

No valuation allowance was considered necessary at December 31, 2007 and 2006. Unamortized cost of mortgage servicing rights included in accrued interest receivable and other assets on the consolidated balance sheet, for the years ended December 31 was as follows:

In thousands of dollars    2007     2006     2005
-----------------------   ------   ------   ------
Balance, January 1        $1,541   $1,645   $1,820
Amount capitalized           386      131      171
Amount amortized            (204)    (235)    (346)
                          ------   ------   ------
Balance, December 31      $1,723   $1,541   $1,645
                          ======   ======   ======


                                    Page A-31

NOTE 7 - PREMISES AND EQUIPMENT

Depreciation expense was approximately $1,281,000 in 2007, $1,251,000 in 2006 and $1,275,000 in 2005. Premises and equipment as of December 31 consisted of the following:

In thousands of dollars           2007       2006
-----------------------         --------   --------
Land                            $  1,863   $  1,580
Buildings and improvements        14,536     14,452
Furniture and equipment           13,601     13,076
                                --------   --------
Total cost                        30,000     29,108
Less accumulated depreciation    (16,840)   (15,893)
                                --------   --------
Premises and equipment, net     $ 13,160   $ 13,215
                                ========   ========

The company has several noncancellable operating leases, primarily for banking facilities, that expire over the next fifteen years. The leases generally contain renewal options for periods ranging from one to five years. Rental expense for these leases was $885,000, $759,000 and $710,000 for the years ended December 31, 2007, 2006 and 2005, respectively.

Future minimum lease payments under operating leases are shown in the table below:

In thousands of dollars
-----------------------
2008                           $  970
2009                              943
2010                              915
2011                              923
2012                              938
Thereafter                      3,043
                               ------
Total Minimum Lease Payments   $7,732
                               ======

NOTE 8 - GOODWILL

The Company follows the provisions of Statement of Financial Accounting Standards No. 142 and Statement of Financial Accounting Standards No. 147 with regard to accounting and financial reporting for goodwill and other intangible assets. There was no impairment of goodwill in 2007, 2006 or 2005.

NOTE 9 - DEPOSITS

Information relating to maturities of time deposits as of December 31 is summarized below:

In thousands of dollars                                                 2007       2006
-----------------------                                               --------   --------
Within one year                                                       $200,832   $160,815
Between one and two years                                               46,961     46,583
Between two and three years                                             14,179     19,501
Between three and four years                                             2,061      1,116
Between four and five years                                              2,857      1,274
More than five years                                                        --         --
                                                                      --------   --------
   Total time deposits                                                $266,890   $229,289
                                                                      ========   ========
Interest bearing time deposits in denominations of $100,000 or more   $122,266   $102,492
                                                                      ========   ========

NOTE 10 - SHORT TERM BORROWINGS

The Company has several credit facilities in place for short term borrowing which are used on occasion as a source of liquidity. These facilities consist of borrowing authority totaling $47.9 million from correspondent banks to purchase federal funds on a daily basis. There were no fed funds purchased outstanding at December 31, 2007 and 2006.


                                    Page A-32

The Banks may also enter into sales of securities under agreements to repurchase ("repurchase agreements"). These agreements generally mature within one to 120 days from the transaction date. U.S. Treasury, agency and other securities involved with the agreements are recorded as assets and are generally held in safekeeping by correspondent banks. Repurchase agreements are offered principally to certain clients as an investment alternative to deposit products. The maximum amount of outstanding agreements at any month end during 2007 and 2006 totaled $77,000 and $77,000 and the daily average of such agreements totaled $30,000 and $76,000. The balance outstanding at December 31, 2007 and 2006 was $0 and $77,000.

NOTE 11 - OTHER BORROWINGS

The Banks carried fixed rate, noncallable advances from the Federal Home Loan Bank of Indianapolis totaling $44.6 million and $40.9 million at December 31, 2007 and 2006. As of December 31, 2007, the rates on the advances ranged from 2.93% to 6.18% with a weighted average rate of 4.69%. These advances are primarily collateralized by residential mortgage loans under a blanket security agreement. The unpaid principal balance of the loans pledged as collateral must equal at least 145% of the funds advanced. Interest payments are made monthly, with principal due annually and at maturity. If principal payments are paid prior to maturity, advances are subject to a prepayment penalties.

Maturities and scheduled principal payments for other borrowings over the next five years as of December 31 are shown below.

In thousands of dollars          2007
-----------------------        -------
Within one year                $10,428
Between one and two years       18,530
Between two and three years     11,500
Between three and four years        --
Between four and five years      2,000
More than five years             2,153
                               -------
   Total                       $44,611
                               =======

NOTE 12 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

The Banks are party to financial instruments with off-balance-sheet risk in the normal course of business to meet financing needs of their clients. These financial instruments include commitments to make loans, unused lines of credit, and letters of credit. The Banks' exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Banks follow the same credit policy to make such commitments as is followed for loans and investments recorded in the consolidated financial statements. The Banks' commitments to extend credit are agreements at predetermined terms, as long as the client continues to meet specified criteria, with fixed expiration dates or termination clauses. The following table shows the commitments to make loans and the unused lines of credit available to clients at December 31:

                                   2007                 2006
                            ------------------   ------------------
                            Variable    Fixed    Variable    Fixed
In thousands of dollars       Rate       Rate      Rate       Rate
-----------------------     --------   -------   --------   -------
Commitments to make loans   $  9,260   $ 7,628   $ 11,006   $13,760
Unused lines of credit       100,502    21,245    116,449     9,614
Standby letters of credit     15,937        --     12,882        --

Commitments to make loans generally expire within thirty to ninety days, while unused lines of credit expire at the maturity date of the individual loans. At December 31, 2007, the rates for amounts in the fixed rate category ranged from 5.62% to 8.07%.


                                    Page A-33

In December 2001, United Bank & Trust entered into a limited partnership agreement to purchase tax credits awarded from the construction, ownership and management of an affordable housing project and a residual interest in the real estate. As of December 31, 2007 and 2006, the total recorded investment including the obligation to make additional future investments amounted to $1,365,000 and $1,589,000 and was included in other assets. As of December 31, 2007 and 2006, the obligation of UBT to the limited partnership amounted to $1,372,000 and $1,632,000 which was reported in other liabilities. While UBT is a 99% partner, the investment is accounted for on the equity method as UBT is a limited partner and has no control over the operation and management of the partnership or the affordable housing project.

NOTE 13 - FEDERAL INCOME TAX

Income tax expense consists of the following for the years ended December 31:

In thousands of dollars         2007     2006     2005
-----------------------       -------   ------   ------
Current                       $ 2,925   $3,834   $2,868
Deferred                       (1,290)    (414)     313
                              -------   ------   ------
   Total income tax expense   $ 1,635   $3,420   $3,181
                              =======   ======   ======

The components of deferred tax assets and liabilities at December 31, are as follows:

In thousands of dollars         2007     2006
-----------------------        ------   ------
Deferred tax assets:
Allowance for loan losses      $4,184   $2,669
Deferred compensation             547      592
Other                             274      179
                               ------   ------
   Total deferred tax assets    5,005    3,440
                               ======   ======

                                      2007      2006
                                    -------   -------
Deferred tax liabilities:
Property and equipment                 (403)     (428)
Mortgage servicing rights              (576)     (524)
Unrealized appreciation on
   securities available for sale       (143)      (35)
Other                                (1,509)   (1,269)
                                    -------   -------
   Total deferred tax liabilities    (2,631)   (2,256)
                                    -------   -------
      Net deferred tax asset        $ 2,374   $ 1,184
                                    =======   =======

No valuation allowance was considered necessary at December 31, 2007 and 2006.

A reconciliation between total federal income tax and the amount computed through the use of the federal statutory tax rate for the years ended is as follows:

In thousands of dollars                            2007     2006     2005
-----------------------                           ------   ------   ------
Income taxes at statutory rate of 34%             $2,454   $4,213   $3,912
Non-taxable income, net of nondeductible
   interest expense                                 (487)    (479)    (427)
Income on non-taxable bank owned life insurance     (157)    (139)    (135)
Affordable housing credit                           (188)    (188)    (184)
Other                                                 13       13       15
                                                  ------   ------   ------
   Total federal income tax                       $1,635   $3,420   $3,181
                                                  ======   ======   ======

NOTE 14 - RELATED PARTY TRANSACTIONS

Certain directors and executive officers of the Company and the Banks, including their immediate families and companies in which they are principal owners, are clients of the Banks. Loans to these parties did not, in the opinion of Management, involve more than normal credit risk or present other


                                    Page A-34
unfavorable features. The aggregate amount of these loans at December 31, 2006 was $37,851,000. During 2007, new and newly reportable loans to such related parties amounted to $11,818,000 and repayments amounted to $11,098,000, resulting in a balance at December 31, 2007 of $38,571,000. Related party deposits totaled $9,526,000 and $14,577,000 at December 31, 2007 and 2006.

NOTE 15 - RESTRICTIONS ON SUBSIDIARY DIVIDENDS, LOANS OR ADVANCES

Banking laws and regulations restrict the amount the Banks can transfer to the Company in the form of cash dividends and loans. At December 31, 2007, $17.4 million of retained earnings of the Banks were available for distribution to the Company as dividends without prior regulatory approval. It is not the intent of Management to pay dividends in amounts which would reduce the capital of the Banks to a level below that which is considered prudent by Management and in accordance with the guidelines of regulatory authorities.

NOTE 16 - EMPLOYEE BENEFIT PLANS

EMPLOYEE SAVINGS PLAN

The Company maintains a 401(k) employee savings plan ("plan") which is available to substantially all employees. Individual employees may make contributions to the plan up to 100% of their compensation up to a maximum of $15,500 for 2007 and $15,000 for 2006 and 2005. The Banks offers discretionary matching of funds for a percentage of the employee contribution, plus an amount based on Company earnings. The expense for the plan for 2007, 2006, and 2005 was $486,000, $974,000 and $918,000.

The plan offers employees the option of purchasing Company stock with the match portion of their 401(k) contribution. On that basis 4,136 shares in 2007, 4,386 shares in 2006 and 4,712 shares in 2005 of United Bancorp, Inc. common stock were issued to the 401(k) plan for the benefit of plan participants who so elected Company stock for their match.

DIRECTOR RETAINER STOCK PLAN

The Company maintains a deferred compensation plan designated as the Director Retainer Stock Plan ("Director Plan"). The plan provides eligible directors of the Company and the Banks with a means of deferring payment of retainers and certain fees payable to them for Board service. Under the Director Plan, any retainers or fees elected to be deferred under the plan by an eligible director ultimately will be payable in common stock at the time of payment.

SENIOR MANAGEMENT BONUS DEFERRAL STOCK PLAN

The Company maintains a deferred compensation plan designated as the Senior Management Bonus Deferral Stock Plan ("Management Plan"). The Management Plan has essentially the same purposes as the Director Plan discussed above and permits eligible employees of the Company and its affiliates to elect cash bonus deferrals and, after employment termination, to receive payouts in whole or in part in the form of common stock on terms substantially similar to those of the Director Plan.

STOCK OPTIONS

In 2004, Shareholders approved the Company's 2005 Stock Option Plan (the "2005 Plan"), which became effective January 1, 2005. The plan is a non-qualified stock option plan as defined under Internal Revenue Service regulations. Under the plan, directors and management of the Company and subsidiaries are given the right to purchase stock of the Company at the market price at the time the options are granted. The 2005 Plan replaced the 1999 Stock Option Plan ("the 1999 Plan"), under which no more options are to be granted.


                                    Page A-35

The stock subject to the options are shares of authorized and unissued common stock of the Company. As defined in the 2005 Plan, options representing no more than 385,875 shares (adjusted for stock dividends declared) are to be made available to the plan. The options have a three-year vesting period, and with certain exceptions, expire at the end of ten years, or three years after retirement.

The following table summarizes option activity for the 1999 Plan and the 2005 Plan during 2007, 2006 and 2005, adjusted for stock dividends:

                                            2007                 2006                 2005
                                     ------------------   ------------------   ------------------
                                               Weighted             Weighted             Weighted
                                                Average              Average              Average
                                               Exercise             Exercise             Exercise
                                     Options     Price    Options     Price    Options     Price
                                     -------   --------   -------   --------   -------   --------
Balance, January 1                   286,986    $26.60    254,384    $25.96    222,652    $21.79
Options granted                       49,200     22.43     59,050     28.86    112,350     30.42
Options exercised                    (15,076)    18.54    (12,788)    21.49    (76,026)    20.30
Options forfeited                    (15,997)    28.23    (13,660)    29.31     (4,592)    26.53
                                     -------    ------    -------    ------    -------    ------
Balance, December 31                 305,113    $26.22    286,986    $26.60    254,384    $25.96
                                     =======    ======    =======    ======    =======    ======
Options exercisable at
   year-end                          190,431    $25.98    146,934    $23.90     91,248    $20.74
Weighted average fair value of
   options granted during the year              $ 2.58               $ 3.56               $ 3.24

The following table provides information regarding stock options under the 2005 Plan at December 31, 2007:

                                          Options Outstanding                      Options Exercisable
                           ------------------------------------------------   ----------------------------
                                              Weighted           Weighted                      Weighted
                              Number     Average Remaining       Average         Number         Average
Range of Exercise Prices   Outstanding    Contractual Life   Exercise Price   Exercisable   Exercise Price
------------------------   -----------   -----------------   --------------   -----------   --------------
    $17.06 to $32.14         305,113         6.70 Years          $26.22         190,431         $25.98

The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

                            2007      2006      2005
                          -------   -------   -------
Dividend yield               3.26%     2.45%     2.08%
Expected life             5 years   5 years   5 years
Expected volatility         11.61%    10.17%     8.67%
Risk-free interest rate      4.68%     4.36%     3.64%

The Company has recorded approximately $205,000 and $222,000 in compensation expense related to vested stock options less estimated forfeitures for the periods ended December 31, 2007 and 2006, respectively. As of December 31, 2007, unrecognized compensation expense related to the stock options totaled $148,000 and is expected to be recognized over three years.

At December 31, 2007, the total options outstanding had no aggregate intrinsic value. Intrinsic value represents the difference between the Company's closing stock price on the last day of trading for 2007 and the exercise price multiplied by the number of in-the-money options assuming all option holders had exercised their stock options on December 31, 2007.

The aggregate intrinsic value of stock options exercised during 2007 was $59,000. Exercise of options during this same period resulted in cash receipts of $137,000 and the Company recognized a tax benefit of approximately $20,000 on the exercise of these options and has been recorded as an increase in equity.


                                    Page A-36

NOTE 17 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts and estimated fair value of principal financial assets and liabilities were as follows:

                                           2007                     2006
                                   ---------------------   ---------------------
                                    Carrying      Fair      Carrying      Fair
As of December 31,                   Value       Value       Value       Value
------------------                 ---------   ---------   ---------   ---------
In thousands of dollars
Financial Assets
   Cash and cash equivalents       $  29,126   $  29,126   $  21,376   $  21,376
   Securities available for sale      85,898      85,898      95,811      95,811
   Loans held for sale                 5,770       5,770       5,772       5,772
   Net loans                         632,224     639,181     588,142     591,045
   Accrued interest receivable         4,097       4,097       4,523       4,523
Financial Liabilities
   Total deposits                  $(671,537)  $(671,804)  $(628,002)  $(628,945)
   Short term borrowings                  --          --         (77)        (77)
   Other borrowings                  (44,611)    (45,252)    (40,945)    (40,656)
   Accrued interest payable            3,149       3,149       1,952       1,952

Estimated fair values require subjective judgments and are approximate. The above estimates of fair value are not necessarily representative of amounts that could be realized in actual market transactions, nor of the underlying value of the Company. Changes in the following methodologies and assumptions could significantly affect the estimated fair value:

     Cash and cash equivalents, accrued interest receivable and accrued interest payable - Due to the short periods to maturity, the carrying amounts are reasonable estimates of the fair values of these instruments at the respective balance sheet dates.

     Securities available for sale - Fair values for securities available for sale are based on quoted market prices, if available. If quoted values are not available, the estimated fair value is determined by using quoted market prices for similar securities.

     Net loans - The carrying amount is a reasonable estimate of fair value for personal loans for which rates adjust quarterly or more frequently, and for business and tax exempt loans which are prime related and for which rates adjust immediately or quarterly. The fair value for residential mortgage loans which are held for sale on the secondary market is the price offered by the secondary market purchaser. The fair value of all other loans is estimated by discounting future cash flows using current rates for loans with similar characteristics and maturities. The allowance for loan losses is considered to be a reasonable estimate of discount for credit quality concerns.

     Total deposits - With the exception of certificates of deposit, the carrying value is deemed to be the fair value due to the demand nature of the deposits. The fair value of fixed maturity certificates of deposit is estimated by discounting future cash flows using the current rates paid on certificates of deposit with similar maturities.

     Short term borrowings - The carrying value is a reasonable approximation of fair value.

     Other borrowings - The fair value is estimated by discounting future cash flows using current rates on advances with similar maturities.

     Off-balance-sheet financial instruments - Commitments to extend credit, standby letters of credit and undisbursed loans are deemed to have no material fair value as such commitments are generally fulfilled at current market rates.


                                    Page A-37

NOTE 18 - REGULATORY CAPITAL REQUIREMENTS

The Company and Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Banks must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Quantitative measures established by regulation to ensure capital adequacy require the Company and Banks to maintain minimum ratios of Total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets.

The Company and the Banks were categorized as well-capitalized at year end 2007 and 2006 by their regulators. Management is not aware of any conditions or events that have occurred since year end that would change this classification. The following table shows the Company's and the Banks' capital ratios and the Company's amounts compared to regulatory requirements at year end, and the amounts by which the Company's capital, on a consolidated basis, exceeds regulatory requirements. Dollars are shown in thousands of dollars where appropriate.

                                                                   Tier I Capital to:     Total Capital
                                                                -----------------------         to
                                                                Average   Risk Weighted   Risk Weighted
                                                                 Assets        Assets         Assets
                                                                -------   -------------   -------------
Regulatory Minimum for Capital Adequacy (1)                         4.0%         4.0%            8.0%
Regulatory Minimum to be Well Capitalized (2)                       5.0%         6.0%           10.0%
   As of December 31, 2007
      United Bancorp, Inc. (consolidated)                           8.7%        10.5%           11.8%
      United Bank & Trust                                           8.0%        10.5%           11.8%
      United Bank & Trust - Washtenaw                               8.7%         9.4%           10.6%
      United Bancorp, Inc. consolidated equity                  $69,205      $69,205         $77,462
      Regulatory requirement for minimum capital adequacy (1)    31,827       26,306          52,613
                                                                -------      -------         -------
         Capital in excess of regulatory minimums                37,378      $42,899         $24,849
                                                                =======      =======         =======
   As of December 31, 2006
      United Bancorp, Inc. (consolidated)                           9.8%        11.6%           12.9%
      United Bank & Trust                                           9.2%        12.0%           13.4%
      United Bank & Trust - Washtenaw                               9.5%         9.9%           11.1%
      United Bancorp, Inc. consolidated equity                  $70,999      $70,999         $78,848
      Regulatory requirement for minimum capital adequacy (1)    29,199       24,497          48,994
                                                                -------      -------         -------
         Capital in excess of regulatory minimums                41,800     $46,502          $29,854
                                                                =======      =======         =======

(1) Represents minimum required to be considered adequately capitalized under Federal regulatory requirements.

(2) Represents minimum required to be considered well-capitalized under Federal regulatory prompt corrective action provisions.


                                   Page A-38

NOTE 19 - EARNINGS PER SHARE

A reconciliation of basic and diluted earnings per share follows:

In thousands of dollars, except per share data        2007         2006         2005
----------------------------------------------     ----------   ----------   ----------
Net income                                         $    5,582   $    8,972   $    8,324
Basic earnings per share:
   Weighted average common shares outstanding       5,190,868    5,246,938    5,228,138
   Weighted average contingently issuable shares       59,743       55,920       54,204
                                                   ----------   ----------   ----------
                                                    5,250,611    5,302,858    5,282,342
      Basic earnings per share                     $     1.06   $     1.69   $     1.58
                                                   ----------   ----------   ----------
Diluted earnings per share:
   Weighted average common shares outstanding
      from basic earnings per share                 5,250,611    5,302,858    5,282,342
   Dilutive effect of stock options                        --           --       33,004
                                                   ----------   ----------   ----------
                                                    5,250,611    5,302,858    5,315,346
      Diluted earnings per share                   $     1.06   $     1.69   $     1.57
                                                   ==========   ==========   ==========

Stock options for 263,808, 200,392 and 2,000 shares of common stock were not considered in computing diluted earnings per share for 2007, 2006 and 2005 because they were not dilutive.

NOTE 20 - OTHER COMPREHENSIVE INCOME (LOSS)

Other comprehensive income (loss) components and related taxes were as follows:

In thousands of dollars                                      2007   2006    2005
-----------------------                                      ----   ----   -----
Unrealized gains (losses) on securities available for sale   $350   $523   $(559)
Reclassification for realized amount included in income         9     12      (1)
                                                             ----   ----   -----
   Other comprehensive income (loss) , before tax effect      341    511    (558)
Tax expense (benefit)                                         116    174    (190)
                                                             ----   ----   -----
   Other comprehensive income (loss)                         $225   $337   $(368)
                                                             ====   ====   =====

NOTE 21 - PARENT COMPANY ONLY FINANCIAL INFORMATION

The condensed financial information for United Bancorp, Inc. is summarized below.

                                                   December 31,
CONDENSED BALANCE SHEETS                        -----------------
In thousands of dollars                           2007      2006
------------------------                        -------   -------
ASSETS
Cash and cash equivalents                       $   602   $   715
Investment in subsidiaries                       69,599    72,012
Other assets                                      3,684     3,351
                                                -------   -------
   TOTAL ASSETS                                 $73,885   $76,078
                                                =======   =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities                                     $   918   $ 1,542
Shareholders' equity                             72,967    74,536
                                                -------   -------
   TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY   $73,885   $76,078
                                                =======   =======


                                   Page A-39

                                                                         For the years
                                                                       ended December 31,
CONDENSED STATEMENTS OF INCOME                                    ---------------------------
In thousands of dollars                                             2007      2006      2005
------------------------------                                    -------   -------   -------
INCOME
Dividends from subsidiaries                                       $ 9,250   $ 4,425   $ 6,775
Other income                                                        8,664     7,991     6,758
                                                                  -------   -------   -------
   TOTAL INCOME                                                    17,914    12,416    13,533
TOTAL NONINTEREST EXPENSE                                           8,679     8,418     7,125
                                                                  -------   -------   -------
Income before undistributed net income of subsidiaries
   and income taxes                                                 9,235     3,998     6,408
Income tax benefit                                                     (1)     (141)     (121)
                                                                  -------   -------   -------
Net income before undistributed net income of subsidiaries          9,236     4,139     6,529
Equity in undistributed (excess distributed) net income
   of subsidiaries                                                 (3,654)    4,833     1,795
                                                                  -------   -------   -------
   NET INCOME                                                       5,582     8,972     8,324
Net change in unrealized gains on securities available for sale       225       337      (368)
                                                                  -------   -------   -------
Other comprehensive income (loss)                                     225       337      (368)
                                                                  -------   -------   -------
   COMPREHENSIVE INCOME                                           $ 5,807   $ 9,309   $ 7,956
                                                                  =======   =======   =======

                                                                          For the
                                                                  years ended December 31,
                                                                ---------------------------
CONDENSED STATEMENTS OF CASH FLOWS
In thousands of dollars                                           2007      2006      2005
----------------------------------                              -------   -------   -------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income                                                      $ 5,582   $ 8,972   $ 8,324
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
   FROM OPERATING ACTIVITIES
(Undistributed) excess distributed net income of subsidiaries     3,654    (4,833)   (1,795)
Stock option expense                                                205       222        --
Change in other assets                                             (104)     (232)    2,571
Change in other liabilities                                        (626)      236       418
                                                                -------   -------   -------
Total adjustments                                                 3,129    (4,607)    1,194
                                                                -------   -------   -------
   Net cash from operating activities                             8,711     4,365     9,518
                                                                -------   -------   -------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of securities available for sale                            --        --        --
Investments in subsidiaries                                      (1,000)   (1,500)   (3,900)
Net premises and equipment expenditures                            (243)      233    (2,008)
                                                                -------   -------   -------
   Net cash from investing activities                            (1,243)   (1,267)   (5,908)
                                                                -------   -------   -------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from common stock transactions                             405       277       987
Purchase of common stock                                         (3,873)       --        --
Dividends paid                                                   (4,113)   (3,817)   (3,447)
                                                                -------   -------   -------
   Net cash from financing activities                            (7,581)   (3,540)   (2,460)
                                                                -------   -------   -------
NET CHANGE IN CASH AND CASH EQUIVALENTS                            (113)     (442)    1,150
Cash and cash equivalents at beginning of year                      715     1,157         7
                                                                -------   -------   -------
CASH AND CASH EQUIVALENTS AT END OF YEAR                        $   602   $   715   $ 1,157
                                                                =======   =======   =======


                                   Page A-40

NOTE 22 - QUARTERLY FINANCIAL DATA (UNAUDITED)
Quarterly financial information is summarized below.

                                                                         Earnings
                                                                     (Loss) Per Share
In thousands of dollars,   Interest   Net Interest        Net        ----------------
except per share data       Income       Income      Income (Loss)    Basic   Diluted
------------------------   --------   ------------   -------------   ------   -------
2007
   First Quarter            $12,353      $ 7,291        $1,726       $ 0.33   $ 0.33
   Second Quarter            12,880        7,478         2,267         0.43     0.43
   Third Quarter             13,322        7,580         2,338         0.45     0.45
   Fourth Quarter            13,078        7,411          (750)       (0.15)   (0.15)
                            -------      -------        ------       ------   ------
   Full Year                $51,634      $29,761        $5,582       $ 1.06   $ 1.06
                            =======      =======        ======       ======   ======
2006
   First Quarter            $11,031      $ 7,203        $2,145       $ 0.40   $ 0.40
   Second Quarter            11,484        7,199         2,184         0.41     0.41
   Third Quarter             12,167        7,428         2,446         0.46     0.46
   Fourth Quarter            12,374        7,424         2,197         0.41     0.41
                            -------      -------        ------       ------   ------
   Full Year                $47,056      $29,254        $8,972       $ 1.69   $ 1.69
                            =======      =======        ======       ======   ======

The significant decrease in net income for the fourth quarter of 2007 is primarily a result of the additional expense related to the Company's provision for loan losses.


                                   Page A-41

                                  ATTACHMENT B
                              UNITED BANCORP, INC.
                             AUDIT COMMITTEE CHARTER
                            REVISED OCTOBER 24, 2007

The Audit Committee Charter (the "Charter") governs the operations of the Audit Committee of United Bancorp, Inc. (the "Company") and its subsidiaries. At least annually, the Audit Committee (the "Committee") shall review and reassess the adequacy of the Charter and recommend any proposed changes to the Board of Directors for approval.

PURPOSE

The Committee is appointed by the Board of Directors of United Bancorp, Inc. (the "Board") to assist the Board in its oversight responsibilities for the financial reporting process, the system of internal control, the Company's internal audit process, the independent registered public auditors' qualifications and independence, the performance of the independent registered public auditors, and the Company's process for monitoring compliance with ethics policies and legal and regulatory requirements.

AUTHORITY

In discharging its oversight role, the Committee shall have the authority to conduct or authorize any investigation appropriate to fulfilling its responsibilities, and shall have full access to all records, facilities and personnel of the Company, as well as, the independent registered public auditors. It is empowered to:

     1. Appoint, terminate, compensate, and oversee the work of any independent registered public accounting firm employed by the Company.

     2. Review and mediate any disagreements between management and the independent registered public auditors regarding financial reporting.

     3.   Pre-approve all auditing and permitted non-auditing services.

     4. Retain independent counsel, accountants or others to advise the Committee or assist in the conduct of an investigation.

     5.   Seek any information it requires from employees or external parties.

     6. Meet with Company management, external auditors, internal auditors or outside counsel, as the Committee deems necessary.

The Company shall provide for (a) appropriate funding, as determined by the Committee, for payment of compensation to (i) the independent registered public auditors for the purpose of rendering or issuing an audit report or performing other audit review or audit services and (ii) any advisors or counsel employed by the Committee, and (b) the ordinary administrative expenses that are necessary or appropriate in carrying out its duties.

COMPOSITION

The Committee shall be comprised of at least three Board members, each of whom is a Director of the Company and is independent of management and the Company. Each member of the Committee shall meet the independence requirements of the rules and regulations of the


                                    Page B-1

Securities and Exchange Commission (SEC) and the NASDAQ stock exchange listing standards. In addition, all members of the Committee must meet the applicable independence and experience requirements of the Federal Deposit Insurance Act, as amended, and applicable rules and regulations thereunder.

All Committee members shall be financially literate, as such qualification is interpreted by the Board in its business judgment, and be able to read and understand fundamental financial statements, and at least one member of the Committee must qualify as "audit committee financial expert," as defined by the rules of the SEC and as determined by the Board, including someone with past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities. Also, he/she shall have experience with internal accounting controls and an understanding of audit committee functions.

Committee members shall not simultaneously serve on the audit committees of more than three other public companies.

Annually, at the February Committee meeting, the Committee will elect a chairperson whose term will begin with the May Committee meeting.

MEETINGS

The Committee shall meet as often as it deems advisable, but not less frequently than quarterly. All Committee members are expected to attend each meeting. The Committee shall periodically meet in executive session and will also meet with management, the internal auditors, the risk officer, and the independent registered public auditors in separate executive sessions to discuss issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for the internal auditors and the independent registered public auditors to meet privately with members of the Committee. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials.

DUTIES AND RESPONSIBILITIES

While the Committee has the responsibilities and powers set forth in this Charter, the Committee's responsibilities are principally of an oversight nature. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in compliance with generally accepted accounting principles. The Committee recognizes that financial management, including any internal audit staff and/or persons performing similar functions, as well as the independent registered public auditors, have more time, more knowledge and more detailed information regarding the Company than do Committee members. Furthermore, it is recognized that the members of the Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing, including in respect of auditor independence. Consequently, in carrying out its oversight responsibilities, the Committee shall not be deemed to provide any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements, including ensuring that the financial statements are accurate, complete, and stated in accordance with GAAP and, together with the other financial information


                                    Page B-2
included in the Company's public disclosures, fairly present the financial condition, results of operations, and cash flows of the Company. Management is also responsible for the Company's financial reporting process, accounting policies, internal audit function, internal control over financial reporting and disclosure controls and procedures. The independent registered public auditors are responsible for planning and conducting an audit of the Company's annual financial statements, expressing an opinion as to the conformity of such annual financial statements with GAAP, reviewing the Company's quarterly financial statements and preparing an attestation report on management's assessment of the Company's internal control over financial reporting.

The following shall be the principal duties and responsibilities of the
Committee:

INDEPENDENT REGISTERED PUBLIC AUDITORS

     The Committee shall:

     1. In its capacity as a committee of the Board of Directors be directly responsible for the appointment, compensation, termination and oversight of the independent registered public auditors. The independent registered public accounting firm shall report directly to the Committee.

     2. Review, and if such services are appropriate in the discretion of the Committee, pre-approve all audit and permitted non-audit services provided by the independent registered public auditors.

     3. Assess the independence of the independent registered public auditors. At least annually, the Committee shall require the independent registered public auditors to provide a formal written statement, consistent with the Independence Standards Board Standard No. 1, delineating all relationships the independent registered public auditors have with the Company. The Committee shall discuss with the auditors any disclosed relationships or services that may impact the objectivity and independence of the auditors including consideration of non-audit services provided by the independent registered public auditors and the fees paid for such services.

     4. Set clear hiring policies for the Company and its subsidiaries regarding employees or former employees of the independent registered public auditors.

     5. Annually, obtain and review a report by the independent registered public audit firm regarding the following: (1) its internal quality control procedures; (2) any material issues raised in internal quality control reviews, or peer reviews, of the accounting firm, or by any inquiry or investigation by governmental or professional authorities (within the preceding five years), respecting one or more independent audits carried out by the firm; (3) any steps taken to deal with any such issues; and (4) all relationships between the independent registered public accountants and the Company.

     6. Review and discuss the proposed scope and general approach of their audit plan. Discuss the accounting treatments, policies and practices used by the independent registered public auditors and alternatives to same within GAAP that have been discussed with management; discuss communications between management and the independent auditors.

     7. In consultation with management, the internal auditor, and the independent registered public auditors, assesses the integrity of the Company's financial reporting processes and


                                    Page B-3
          controls including the system of internal control and the procedures for financial reporting and disclosure.

     8. Require the rotation of the independent registered public auditors' lead or concurring partner every five (5) years and every other partner every seven (7) years.

     9.   Obtain assurance from the independent registered public auditors that
          Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.

     10. Review and discuss with independent registered public auditors any reports or disclosures of insider and affiliated party transactions.

INTERNAL AUDIT

     1. Ratify the appointment, replacement, reassignment or dismissal of the Internal Auditor.

     2. Oversee the internal audit function and provide internal audit the authority to examine all records and issue independent reports in order to provide objectivity to the internal audit function.

     3. Review with Internal Auditor, the internal audit function, the internal auditors' budget, staffing, and reporting obligations, the proposed audit plan for the coming year, the coordination of that proposed audit plan with the Company's independent registered public auditors, the results of the internal audit and a specific review of any significant issues.

REVIEW AND DISCUSSION PROCEDURES

     1. Discuss with the independent registered public auditors the matters required to be discussed by Statement on Auditing Standard No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work and management's response, and any restrictions on the scope of activities or access to requested information.

     2. Obtain and review regular reports from the independent registered public auditors on the critical accounting policies and practices of the Company and all alternative treatments of financial information within generally accepted accounting principles (GAAP) that have been discussed with management, any ramifications of such alternative treatments, and the auditors' preferred treatment.

     3. Review with the independent registered public auditors any audit problems or difficulties including resolution of disagreements between management and the auditors regarding financial reporting and management's responses. The Committee shall have final authority to resolve disagreements between management and the independent registered public auditors regarding financial reporting.

     4. Review with management and internal audit any significant weaknesses in the system of internal control for detecting and reporting financial errors, defalcations, legal violations, and noncompliance with the standards adopted as a code of conduct for the Company and its subsidiaries.

     5. Quarterly, prior to the filing of the Form 10-Q, discuss with the independent registered public auditors' their quarterly SAS No. 100 review of the financial statements. If any concerns are discovered during the independent registered public auditors' quarterly


                                    Page B-4
          review the independent registered public auditors shall disclose this information through direct communication to the Committee (or an appointed representative). The Committee shall review and discuss these issues with the independent registered public auditors and management. A report of this communication shall be included in the minutes of the next scheduled meeting of the audit Committee.

     6. Review and discuss earnings press releases, including the use of "pro-forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance, if any, provided to analysts and ratings agencies, prior to their release to the public. These discussions may be done generally (i.e., discussions of the types of information to be disclosed and the type of presentation to be made).

     7. Review management's assessment of the effectiveness of the internal controls as of the end of the most recent fiscal year and the independent registered public auditors' report concerning its review of management's assessment of the Company's internal controls, control structure and material weaknesses.

     8. Review and discuss with management and the independent registered public auditors, the annual financial statements and related footnotes and the independent registered public auditors' audit of and report on the financial statements and also the annual Form 10-K filing with the Securities and Exchange Commission and whether the information in the filing is consistent with the information in the financial statements.

     9. Review with management and the independent registered public auditors other matters related to the conduct of the audit that are to be communicated to the Committee under generally accepted auditing standards.

     10. Review any other material written communications between the independent registered public auditors and management, such as any management letter or schedule or unadjusted differences.

     11. Review with management, internal audit, and risk management, all legal and regulatory matters that may have a material effect on the Company's financial statements, including significant issues concerning litigation, contingencies, claims, or assessments.

     12. Review with management and internal audit, the results of regulatory examinations of the Company and its subsidiaries and management's responses to such reports.

     13. Meet with the Chief Executive Officer and the Chief Financial Officer to discuss officer certification issues and (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report data and have identified for the issuer's independent registered public auditors any material weaknesses in internal controls, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

OTHER COMMITTEE RESPONSIBILITIES

     1. Prepare the Audit Committee Report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     2. Recommend to the Board of Directors that the audited financial statements be included in the Form 10-K.


                                    Page B-5

     3. In compliance with section 301 of the Sarbanes-Oxley Act of 2002, the Committee shall establish procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submissions by employees of questionable accounting or auditing matters.

     4. Annually, review and assess the adequacy of the Audit Committee Charter and recommend changes to the Board for approval.

     5. Annually, perform a comprehensive self-evaluation of the effectiveness of the Committee.

     6. Based on the recommendations of management, internal audit, and its own observations, the Committee may periodically engage an external CPA firm (must be a separate firm, NOT the firm providing financial statement audit services for the Company) to complete special or co-sourced audits for the Company.

     7. Regularly report to the Board of Directors about committee activities, and related recommendations.

     GENERAL

     In performing their duties and responsibilities, Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:

          (a) One or more officers or employees of the Company whom the Committee members in good faith believes to be reliable and competent in the matters presented;

          (b) Counsel, the outside auditor, or other persons as to matters which the Committee member in good faith believes to be within the professional or expert competence of such person; or

          (c) Another committee of the Board as to matters within its designated authority, which committee the Committee member in good faith believes to merit confidence.


                                    Page B-6

                                  ATTACHMENT C
                              UNITED BANCORP, INC.
                   COMPENSATION & GOVERNANCE COMMITTEE CHARTER
                            REVISED JANUARY 22, 2008

                               STATEMENT OF POLICY

The Compensation Committee of United Bancorp, Inc. addresses matters relating to employment, compensation, and management performance, while maintaining appropriate interaction with its subsidiary bank boards.

                                   MEMBERSHIP

Members of the Compensation Committee will be selected annually by the United Bancorp, Inc. Board of Directors. The Committee shall consist of at least three members. Additionally, no director may serve on the Committee unless he or she is "independent" under the Nasdaq rules, a "Non-Employee Director" as set forth in Rule 16b-3 of the Securities Exchange Act of 1934 and meets the definition of an "outside director" for purposes of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended. Members of the Committee shall be appointed annually by the Board of Directors at its annual meeting or as necessary to fill vacancies in the interim. The Board shall designate one of the Committee members as Chairman. The Committee shall hold meetings (in person or by telephone conference) as necessary, but at least four times per year. The Committee will meet from time to time in executive sessions without management participation.

Except to the extent prohibited by exchange or Nasdaq rules (if applicable) and state law, the Committee may delegate its authority to subcommittees when it deems appropriate and in the best interests of the Company.

                       POWERS, DUTIES AND RESPONSIBILITIES

1. Evaluates the effectiveness of United Bancorp's key executive officers (the Management Committee) and appropriate management continuity, including a succession plan for the chief executive officer and other members of the Management Committee.

2. Evaluates the performance of the chief executive officer and reviews and recommends to the Board of Directors the chief executive officer's compensation.

3. Receives input from the chief executive officer regarding compensation for other Management Committee members, and based on established guidelines and procedures, recommends their approval to the Board of Directors.

4. Annually, reviews and approves corporate goals and objectives of United Bancorp's compensation programs.

5. Monitors the overall soundness and effectiveness of officer and employee compensation and benefit programs.

6. Oversees selection of outside consultants to review the compensation program as appropriate.

7. Monitors the overall soundness and effectiveness of employment-related policies and practices, including diversity and leadership development, and provides advice and counsel regarding human resources strategy.


                                    Page C-1

8. Functions as the administrative committee under the 1999 Stock Option Plan and 2005 Stock Option Plan of United Bancorp, Inc. and determines the appropriate number of options to be granted each year and the distribution of those options amongst eligible executives.

9. At least annually reviews and approves the target return on equity and/or other applicable targets to be used in the Management Committee Incentive Compensation Plan, 401(k) Plan, Stockholder Bonus Plan or other benefit plan.

10. Considers and makes recommendations to the Board of Directors regarding the selection and retention of all key executive officers of United Bancorp, Inc. and other officers as appropriate.

11. Reviews the compensation of directors, reviews and provides counsel on board committee structure, and proposes new directors or responds to director candidates proposed by other directors or by shareholders (pursuant to procedures set forth in United Bancorp's bylaws).

12. Annually, evaluates the members of the board of directors, compensation and audit & compliance committees with regard to independence, and makes a determination that the independence rules of the SEC and Nasdaq are met, with the full board of directors to ratify this action.

13. Annually, reviews and discusses with Management, the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, and based on said discussion, recommends to the Board of Directors that the Compensation and Discussion and Analysis be included in United Bancorp's annual report on Form 10-K, proxy statement or information statement. The foregoing shall be disclosed in such annual report or Form 10-K, proxy statement or information statement under the caption "Compensation Committee Report" and the names of each member of the Compensation & Governance Committee shall appear below such disclosure.

14. Reviews and approves all related party transactions for potential conflicts of interest. To the extent such transactions are ongoing business relationships with United Bancorp, Inc. and its subsidiaries, such transactions shall be reviewed annually and such relationships shall be on terms not materially less favorable than would be usual and customary in similar transactions between unrelated persons dealing at arm's length. Related party transactions are those involving United Bancorp, Inc. and its subsidiaries, which are required to be disclosed pursuant to SEC Regulation S-K, Item 404.

15. Is responsible for overseeing the investigation of all claims of violations of United Bancorp, Inc. Code of Business Conduct and Ethics and recommending to the United Bancorp, Inc. Board of Directors the appropriate action to be taken as a result of violation of the Code.


                                    Page C-2

                           (UNITED BANCORP, INC. LOGO)

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 15, 2008

The undersigned hereby appoints David S. Hickman and Robert K. Chapman, and either of them, with full power of substitution, as Proxies for the undersigned, to attend the Annual Meeting of the Shareholders of United Bancorp, Inc. (the "Company"), to be held at the Tecumseh Center for the Arts, 400 North Maumee Street, Tecumseh, Michigan on Tuesday, April 15, 2008 at 4:30 p.m., local time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the undersigned is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED IN PROPOSAL 1.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

                                  PROPOSAL (1)

To elect three directors constituting Class II of the Board of Directors, to serve for three years until the 2011 Annual Meeting of Shareholders, upon the election and qualification of their successors:

                           CLASS II DIRECTOR NOMINEES:

STEPHANIE H. BOYSE                JOHN H. FOSS              DAVID S. HICKMAN

                            Please mark only one box

[ ]   FOR all nominees                  [ ]   FOR, except vote withheld from the
                                              following nominees:
[ ]   WITHHELD from all nominees
                                        ----------------------------------------

                                        ----------------------------------------

                                        Witness my hand and seal this _______
                                        day of __________________, 2008.


                                        ----------------------------------------
                                                       (Signature)


                                        ----------------------------------------
                                                       (Signature)

          Note: Please sign exactly as your name appears on this Proxy.

If signing for estates, trusts, corporations or partnerships, title or capacity should be stated. If shares are held jointly, each holder should sign.

 Post Office Box 248 - 205 East Chicago Boulevard - Tecumseh, Michigan 49286 -
              Phone 517.423.8373 - Fax 517.423.5041 - www.ubat.com